                               ASSET PURCHASE AGREEMENT
                               ------------------------


                                     BY AND AMONG

                              RECYCLING INDUSTRIES, INC.
                                a Colorado corporation
                                      ("Parent")

                                         AND

                         MONEY POINT LAND HOLDING CORPORATION
                                a Virginia corporation
                                    ("MP Holding")

                                         AND

                           MONEY POINT DIAMOND CORPORATION
                                a Virginia corporation
                                    ("MP Diamond")

                                         AND

                           GEORGE B. GINSBURG ("Ginsburg")

                                         AND

                            FRED JACOBSON REVOCABLE TRUST
                                   a Virginia trust
                                     ("FJ Trust")

                                         AND

                         DOROTHY G. JACOBSON REVOCABLE TRUST
                                   a Virginia trust
                                    ("DGJ Trust")


                                   DECEMBER 4, 1997

                                  TABLE OF CONTENTS

                                      ARTICLE 1

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-

                                      ARTICLE 2

ACQUISITION OF MONEY POINT ASSETS. . . . . . . . . . . . . . . . . . . . . .-6-
2.1    PURCHASE AND SALE OF THE MONEY POINT ASSETS . . . . . . . . . . . . .-6-
2.2    EXCLUDED ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .-8-
2.3    ASSUMED CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . .-9-
2.4    ASSUMPTION OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . .-9-
2.5    COLLECTION OF ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . .-9-

                                      ARTICLE 3

PURCHASE PRICE AND CLOSING . . . . . . . . . . . . . . . . . . . . . . . . -10-
3.1    PURCHASE PRICE FOR MONEY POINT ASSETS . . . . . . . . . . . . . . . -10-
3.2    VALUATION OF INVENTORY AND ACCOUNTS RECEIVABLE. . . . . . . . . . . -10-
3.3    ADJUSTMENT OF THE PURCHASE PRICE. . . . . . . . . . . . . . . . . . -11-
3.4    REIMBURSEMENT OF BID DEPOSITS . . . . . . . . . . . . . . . . . . . -11-
3.5    ALLOCATION OF THE PURCHASE PRICE. . . . . . . . . . . . . . . . . . -11-
3.6    CLOSING OF THE PURCHASE . . . . . . . . . . . . . . . . . . . . . . -11-

                                      ARTICLE 4

REPRESENTATIONS OF MONEY POINT AND SHAREHOLDERS. . . . . . . . . . . . . . -12-
4.1    DUE ORGANIZATION AND QUALIFICATION. . . . . . . . . . . . . . . . . -12-
4.2    TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . -12-
4.3    AUTHORITY OF MONEY POINT; CONSENTS. . . . . . . . . . . . . . . . . -12-
4.4    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . -13-
4.5    NO TAX LIENS; NO WAIVER . . . . . . . . . . . . . . . . . . . . . . -14-
4.6    COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . -14-
4.7    PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -15-
4.8    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -15-
4.9    CONTRACTS AND OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . -15-
4.10   NOTES AND ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . -16-
4.11   TANGIBLE PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . -16-
4.12   INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
4.13   INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . -16-
4.14   REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
4.15   LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
4.16   SUPPLIERS AND CUSTOMERS . . . . . . . . . . . . . . . . . . . . . . -18-
4.17   EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . -18-

4.18   CURTAILMENT OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . -18-
4.19   EMPLOYEE RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . . -19-
4.20   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -19-
4.21   RELATIONSHIPS . . . . . . . . . . . . . . . . . . . . . . . . . . . -19-
4.22   NO MATERIAL CHANGES PRIOR TO CLOSING DATE . . . . . . . . . . . . . -19-
4.23   BROKER'S OR FINDER'S FEES . . . . . . . . . . . . . . . . . . . . . -19-
4.24   EMPLOYEE TRANSITION . . . . . . . . . . . . . . . . . . . . . . . . -19-
4.25   ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . -20-
4.26   COMPLIANCE WITH ADA . . . . . . . . . . . . . . . . . . . . . . . . -20-
4.27   DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-
4.28   BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-

                                      ARTICLE 5

REPRESENTATIONS OF RECYCLING . . . . . . . . . . . . . . . . . . . . . . . -21-
5.1    DUE INCORPORATION AND QUALIFICATION OF RII SUB. . . . . . . . . . . -21-
5.2    DUE INCORPORATION AND QUALIFICATION OF THE PARENT . . . . . . . . . -21-
5.3    ARTICLES OF INCORPORATION AND BYLAWS. . . . . . . . . . . . . . . . -21-
5.4    AUTHORITY OF RII SUB AND THE PARENT . . . . . . . . . . . . . . . . -21-
5.5    STOCK CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . -22-
5.6    BROKER'S OR FINDER'S FEES . . . . . . . . . . . . . . . . . . . . . -22-
5.7    DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -22-
5.8    BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . -22-
5.9    HART-SCOTT-RODINO ACT . . . . . . . . . . . . . . . . . . . . . . . -23-

                                      ARTICLE 6

REPRESENTATIONS OF THE PARENT RELATED TO THE
STOCK CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
6.1    STATUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
6.2    1934 ACT REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . -23-
6.3    PUBLIC REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . -23-

                                      ARTICLE 7

REGULATORY COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
7.1    BULK SALES COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . -24-
7.2    COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
7.3    OTHER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-

                                      ARTICLE 8

COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING . . . . . . . . . . . . . . -24-
8.1    ENVIRONMENTAL STUDIES . . . . . . . . . . . . . . . . . . . . . . . -24-
8.2    TITLE INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . -25-

8.3    SURVEY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -25-
8.4    ASSUMED CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . -25-
8.5    CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . -26-
8.6    PRESERVATION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . -26-
8.7    NOTICE OF EVENTS. . . . . . . . . . . . . . . . . . . . . . . . . . -26-
8.8    EXAMINATIONS AND INVESTIGATIONS . . . . . . . . . . . . . . . . . . -26-
8.9    NO NEGOTIATION BY MONEY POINT OR THE SHAREHOLDERS . . . . . . . . . -27-
8.10   REMOVAL OF WASTE MATERIALS. . . . . . . . . . . . . . . . . . . . . -28-

                                      ARTICLE 9

CONDITIONS PRECEDENT TO THE OBLIGATION
OF RECYCLING TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . -28-
9.1    REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. . . . . . . . . . -28-
9.2    GOVERNMENTAL PERMITS AND APPROVALS. . . . . . . . . . . . . . . . . -28-
9.3    THIRD PARTY CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . -28-
9.4    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
9.5    REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
9.6    NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . -29-
9.7    SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . -29-
9.8    TRANSFER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . -29-
9.9    LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
9.10   ENVIRONMENTAL ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . -29-
9.11   ASSIGNMENT OF CONTRACTS . . . . . . . . . . . . . . . . . . . . . . -29-
9.12   SATISFACTION WITH DUE DILIGENCE, FINANCIAL PERFORMANCE AND APPROVAL -29-
9.13   EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . -30-
9.14   NON-COMPETITION AGREEMENTS. . . . . . . . . . . . . . . . . . . . . -30-
9.15   CERTIFICATES, ETC. OF SHAREHOLDERS AND MONEY POINT. . . . . . . . . -30-
9.16   PAYMENT OF SALES OR USE TAXES BY MONEY POINT. . . . . . . . . . . . -30-
9.17   APPROVAL OF COUNSEL TO RECYCLING. . . . . . . . . . . . . . . . . . -30-

                                      ARTICLE 10

CONDITIONS PRECEDENT TO THE OBLIGATION OF MONEY POINT
AND SHAREHOLDERS TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . . . -30-
10.1   REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. . . . . . . . . . -30-
10.2   GOVERNMENTAL PERMITS AND APPROVALS. . . . . . . . . . . . . . . . . -31-
10.3   THIRD PARTY CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . -31-
10.4   NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . -31-
10.5   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
10.6   SATISFACTION WITH DUE DILIGENCE . . . . . . . . . . . . . . . . . . -31-
10.7   DESIGNATION OF STOCK CONSIDERATION. . . . . . . . . . . . . . . . . -31-
10.8   LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
10.9   THE PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . -31-
10.10  ASSUMPTION OF ASSUMED CONTRACTS . . . . . . . . . . . . . . . . . . -31-

10.11  ENVIRONMENTAL ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . -32-
10.12  EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . -32-
10.13  APPROVAL OF COUNSEL TO MONEY POINT AND THE SHAREHOLDERS . . . . . . -32-

                                      ARTICLE 11

ACTIONS TO BE TAKEN AT THE CLOSING . . . . . . . . . . . . . . . . . . . . -32-
11.1   TRANSFER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . -32-
11.2   ASSIGNMENT AND ASSUMPTION AGREEMENT . . . . . . . . . . . . . . . . -32-
11.3   THE PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . -32-
11.4   SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . -32-
11.5   NON-COMPETITION AGREEMENTS. . . . . . . . . . . . . . . . . . . . . -32-
11.6   EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . -32-
11.7   ENVIRONMENTAL ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . -33-
11.8   CLOSING ON REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . -33-
11.9   CERTIFICATES OF MONEY POINT . . . . . . . . . . . . . . . . . . . . -33-
11.10  CERTIFICATE OF THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . -33-
11.11  CERTIFICATE OF RECYCLING. . . . . . . . . . . . . . . . . . . . . . -33-
11.12  LEGAL OPINION DELIVERED TO RECYCLING. . . . . . . . . . . . . . . . -34-
11.13  LEGAL OPINION DELIVERED TO MONEY POINT AND THE SHAREHOLDERS . . . . -34-
11.14  TITLES TO VEHICLES. . . . . . . . . . . . . . . . . . . . . . . . . -34-

                                      ARTICLE 12

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . . . . . . . -34-
12.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . -34-
12.2   INDEMNITY AGREEMENTS OF MONEY POINT AND THE SHAREHOLDERS. . . . . . -34-
12.3   INDEMNITY AGREEMENT OF RII SUB AND THE PARENT . . . . . . . . . . . -37-
12.4   INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. . . . . . . . . . -38-
12.5   GOOD FAITH EFFORTS TO SETTLE DISPUTES . . . . . . . . . . . . . . . -39-
12.6   FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . -39-
12.7   LITIGATION SUPPORT. . . . . . . . . . . . . . . . . . . . . . . . . -39-
12.8   INDEMNIFICATION OBLIGATIONS DEDUCTIBLE. . . . . . . . . . . . . . . -40-
12.9   ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . -40-
12.10  EXCLUSIVE REMEDY. . . . . . . . . . . . . . . . . . . . . . . . . . -40-

                                      ARTICLE 13

TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . -40-
13.1   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . -40-
13.2   SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -41-

                                      ARTICLE 14

CERTAIN ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . -41-
14.1   PUBLIC STATEMENTS; CONFIDENTIALITY OF INFORMATION . . . . . . . . . -41-
14.2   REASSIGNMENT OF MONEY POINT RECEIVABLES . . . . . . . . . . . . . . -42-
14.3   EXPENSES; SALES TAX . . . . . . . . . . . . . . . . . . . . . . . . -42-
14.4   WAIVERS AND CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . -42-
14.5   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -43-
14.6   MONEY POINT 401(K) PLAN; MONEY POINT HEALTH INSURANCE COVERAGE. . . -44-
14.7   CONVERSION OF THE SERIES E PREFERRED STOCK AND ARRANGED SALE. . . . -45-
14.8   COVENANT TO PAY ALL UNASSUMED DEBTS . . . . . . . . . . . . . . . . -45-
14.9   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . -46-
14.10  RETENTION OF/ACCESS TO BUSINESS RECORDS . . . . . . . . . . . . . . -46-
14.11  AUDIT BY RII SUB AND PARENT . . . . . . . . . . . . . . . . . . . . -46-
14.12  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . -46-
14.13  CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
14.14  RIGHTS OF THIRD PARTIES . . . . . . . . . . . . . . . . . . . . . . -47-
14.15  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -47-
14.16  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . -47-
14.17  SUBMISSION TO JURISDICTION; WAIVERS . . . . . . . . . . . . . . . . -47-
14.18  PARTIES IN INTEREST . . . . . . . . . . . . . . . . . . . . . . . . -48-
14.19  COUNTERPARTS AND FACSIMILE SIGNATURES . . . . . . . . . . . . . . . -48-
14.20  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . -48-
14.21  CORPORATE AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . -48-

LIST OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -50-
LIST OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -51-

                               ASSET PURCHASE AGREEMENT


    THIS AGREEMENT is made as of the ___ day of December, 1997, by and among Recycling Industries of Chesapeake, Inc., a Colorado corporation ("RII Sub"), RECYCLING INDUSTRIES, INC., a Colorado corporation ("Parent"), MONEY POINT LAND HOLDING CORPORATION, a Virginia corporation ("MP Holding"), MONEY POINT DIAMOND CORPORATION, a Virginia corporation ("MP Diamond"), GEORGE B. GINSBURG, President and an individual shareholder of MP Holding and MP Diamond ("Ginsburg"), the FRED JACOBSON REVOCABLE TRUST, a Virginia trust and shareholder of MP Holding and MP Diamond (the "FJ Trust"), and the DOROTHY G. JACOBSON REVOCABLE TRUST, a Virginia trust and shareholder of MP Holding and MP Diamond (the "DGJ Trust"). Throughout this Agreement, RII Sub and the Parent may be collectively referred to as "Recycling;" MP Holding and MP Diamond may be collectively referred to as "Money Point;" and Ginsburg, the FJ Trust and the DGJ Trust may be collectively referred to as the "Shareholders." There are numerous other defined terms which are capitalized in this Agreement, all of which are defined in the substantive provisions of this Agreement or in Article 1.

                                     WITNESSETH:

    WHEREAS, RII Sub is a wholly-owned subsidiary of the Parent;

    WHEREAS, RII Sub desires to acquire certain assets of Money Point consisting of substantially all of the tangible and intangible assets used in the ferrous and non-ferrous metals recycling business conducted by Money Point at its facility located in Chesapeake, Virginia, and those certain administrative office and other assets, as hereinafter identified, used in connection with the operation of Money Point's facility (collectively the "Money Point Assets");

    WHEREAS, Money Point desires to sell the Money Point Assets;

    WHEREAS, the Parent has a vested interest in the transactions referred to herein and is a party to this Agreement, amongst other things, in order to tender the Consideration Stock referred to herein; and

    WHEREAS, the Shareholders have a vested interest in the transactions referred to herein and are parties to this Agreement in order to make certain representations and warranties and to accept certain obligations set forth herein.

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                       ARTICLE
1

                                     DEFINITIONS

    Unless otherwise defined in the substantive provisions of this Agreement, the following terms will have the meanings ascribed to them in this Article 1.

    1.1 "Acquisition" means the acquisition of the Money Point Assets from Money Point.

    1.2 "Assumed Contracts" means those contracts, leases and other agreements to which Money Point is a party or beneficiary or which otherwise affect the Business, including, but not limited to, open orders to purchase raw materials or services in accordance with the Business' normal operating procedures, leases of real or personal property relating to the Business, all purchase orders, back orders, open orders or contracts from customers, including the backlog and parts manufactured for or assigned to Money Point; PROVIDED, HOWEVER, that RII Sub and Parent expressly are not assuming the obligations of Money Point, the Shareholders or others in connection with that certain asset purchase agreement dated August 23, 1985 with The Union Corporation and settlement agreement dated March 22, 1994 entered into in connection therewith. SCHEDULE 1.2 lists all Assumed Contracts other than (a) contracts which do not require payment by Money Point of $20,000 or more per year and which otherwise are not material to the Business, (b) contracts in the Ordinary Course of Business which do not require expenditures by Money Point of $20,000 or more per year, and (c) contracts terminable upon notice of 60 days or less and which do not require expenditures by Money Point of $20,000 or more per year (collectively the "Material Assumed Contracts").

    1.3 "Assumed Liabilities" means the Liabilities of Money Point under the Assumed Contracts and such other Liabilities as are expressly assumed by RII Sub hereunder.

    1.4 "Business" means the metals recycling business and business operations as historically conducted by Money Point as a going concern.

    1.5  "Closing" has the meaning set forth in Section 3.6.

    1.6  "Closing Date" has the meaning set forth in Section 3.6.

    1.7 "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

    1.8  "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

    1.9  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

    1.10 "Environmental Claims" has the meaning set forth in Section 12.2(b).

    1.11 "Environmental Law or Laws" means any and all federal, state, local or municipal laws, common laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), the Endangered Species Act ("ESA"), the Federal Insecticide, Fungicide, Rodenticide Act ("FIFRA") and the Occupational Safety and Health Act of 1970 ("OSHA"), all as may have been amended.

    1.12 "Environmental Liabilities" means any and all liabilities for the violation of, or required remediation under, any Environmental Laws.

    1.13 "ERISA" means Employee Retirement Income Security Act of 1974, as amended from time to time.

    1.14 "Excluded Assets" has the meaning set forth in Section 2.2.

    1.15 "GAAP" means generally accepted accounting principles consistently applied in the United States.

    1.16 "Hazardous Materials" means any substance (a) the presence of which is at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) and requires investigation, removal or remediation under any Environmental Law or common law, (b) which is defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law,
(c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority under any Environmental Law, (d) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and the presence of which causes or threatens to cause a nuisance or trespass upon real property or to the adjacent properties or poses a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum and petroleum products.

    1.17 SECTION INTENTIONALLY DELETED

    1.18 "Inventory Date" shall have the meaning set forth in Section 4.12.

    1.19 "IRC" means the Internal Revenue Code of 1986, as amended.

    1.20 "Knowledge" means actual knowledge without independent investigation with respect to the Shareholders, and with respect to Recycling and Money Point, actual knowledge without independent investigation of their respective officers and directors.

    1.21 "Lender" means Recycling's primary lender or equity participant relating to the Transaction.

    1.22 "Liability or Liabilities" means direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, asserted or unasserted, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise which affects or could reasonably be expected to affect the Money Point Assets or the Business, including any liability for Taxes.

    1.23 "Market Price" when referring to the Parent Common Stock, means the closing price for the Parent Common Stock if it is listed on a national securities exchange or the Nasdaq National Market System or the average of the last reported bid and asked prices for the Parent Common Stock as reported on the Nasdaq system or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Parent's Board of Directors in accordance with its discretion in making a bona fide, good faith determination of fair market value.

    1.24 "Material Adverse Effect" means a material adverse effect on the business, assets or financial condition of Money Point or Recycling, as applicable.

    1.25 "Money Point Offices" means the administrative offices of Money Point located at 4300 Buell Street, Chesapeake, Virginia 23324.

    1.26 "Money Point Receivables" has the meaning set forth in Section 2.5.

    1.27 "Ordinary Course of Business" or "Ordinary Course" means the ordinary course of business consistent with past custom and practice of Money Point (including with respect to quantity and frequency).

    1.28 "Owned Facilities" means the real property and associated fixtures owned by Money Point as specifically described on SCHEDULE 2.1(a).

    1.29 "Parent Common Stock" means the common stock, $.001 par value per share, of Recycling Industries, Inc., a Colorado corporation.

    1.30 "Parent Series E Preferred Stock" means the Convertible Preferred Stock of Parent described in the Designation of Series E Redeemable Convertible Preferred Stock attached hereto as EXHIBIT A.

    1.31 "Permits" means all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies that are material to or necessary for the conduct of the Business.

    1.32 "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, agency, other entity or groups of entities, or governmental body.

    1.33 "Prepared Inventory" means all ferrous and non-ferrous Inventory that has been processed by Money Point as of the Closing Date and is ready for shipment to Money Point's customers, including, without limitation, saleable ferrous or non-ferrous materials contained in Shredder Residue determined at a recovery rate for such materials from the last six significant shipments of Shredder Residue by Money Point to an unaffiliated third party processor.

    1.34 "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialman's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    1.35 "Shredder Residue" means the by-product generated from the operation of a shredder which may or may not contain Hazardous Materials.

    1.36 "Tangible Property" shall include the property described in Sections 2.1(a), 2.1(b), 2.1(e), 2.1(f), 2.1(g), 2.1(h) and 2.1(i).

    1.37 "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, net worth, self-employment, Medicaid, or any other tax, including any interest, penalty or addition thereto, whether disputed or not.

    1.38 "Transaction" means the transactions contemplated by this Agreement and the other Transaction Documents.

    1.39 "Transaction Documents" means, collectively, (i) this Agreement, (ii) any Schedule or Exhibit to this Agreement, and (iii) any certificate or other document delivered at Closing.

    1.40 "Unprepared Inventory" means: (i) all scrap ferrous metal comprised of obsolete, discarded or abandoned machinery, appliances, equipment, automobiles, metal manufacturing, casting and fabricating waste materials or other consumer and industrial steel goods or by-products to be processed by Money Point for resale; and (ii) scrap non-ferrous metal comprised of non-magnetic alloys of copper, brass, aluminum, stainless steel, zinc die-cast, insulated wire (aluminum and copper) and other related metals to be processed by Money Point for resale. Unprepared Inventory does not include any non-saleable ferrous or non-ferrous materials contained in Shredder Residue or the other non-saleable residual materials resulting from Money Point's operations or contained within dirt or other non-processable medium within the Owned Facility.

    1.41 "1933 Act" means the Securities Act of 1933, as amended.

    1.42 "1934 Act" means the Securities Exchange Act of 1934, as amended.

                                      ARTICLE 2

                          ACQUISITION OF MONEY POINT ASSETS

    2.1 PURCHASE AND SALE OF THE MONEY POINT ASSETS. At the Closing and subject to the terms and conditions stated herein, Money Point agrees to sell, assign, convey and transfer to RII Sub, and RII Sub agrees to purchase from Money Point, the Money Point Assets together with all of the properties, rights and goodwill associated therewith of every kind and description, tangible and intangible, personal or mixed, as hereinafter more particularly described, with the exception of the Excluded Assets, as hereinafter defined. Without limitation, the Money Point Assets shall include all of the items enumerated in subparagraphs (a) through (m) below:

         (a) The Owned Facilities, including all buildings situated thereon and all leasehold improvements and all rights in easements, driveways and signs, as legally described on SCHEDULE 2.1(a).

         (b) All vehicles, machinery and equipment, tools, furniture, leasehold improvements, fixtures, vehicles, dies, jigs, scales (provided that the software for the scales is licensed and not owned and the license will be transferred as an Assumed Contract) and supplies, or any related capitalized items and other tangible property owned by Money Point located at the Owned Facilities and used by the Business as of the date of this Agreement, whether at the Owned Facilities, over the road or at any other location, all as described on SCHEDULE 2.1(b), provided that dies, jigs, supplies, tools and spare parts are included in the Money Point Assets whether or not listed on SCHEDULE 2.1(b).

         (c) All of Money Point's right, title and interest in and to the names "Money Point Land Holding Corporation," "Money Point Diamond Corporation," "Jacobson Metal Company" and any variations thereof.

         (d) All of Money Point's right, title and interest in and to telephone number (757) 543-2066 and facsimile number (757) 543-6632.

         (e) Copies of all business and financial records (exclusive of tax records) relating to the Business for the past three years, including copies of all sales data, pricing and cost information, customer and supplier lists, credit records, sales literature and business and marketing plans relating to the Business, provided that Money Point will not be required to make copies to the extent copies have been delivered prior to the Closing.

         (f) Those specific assets relating to the operation of the Business and Money Point located at the Money Point Offices and listed on SCHEDULE 2.1(f).

         (g) Copies of all computer documentation, computer files, computer disks, computer tapes and all information stored on computer media (whether written, optical, or magnetic) used in connection with the operation of the Business and stored at the Owned Facilities or used at the Money Point Offices in connection with the operation of the Business.

         (h) All of Money Point's right, title and/or interest in accounting and other computer software, including without limitation, the software for the scales, relating to the Business owned by or licensed to Money Point, including information interfaced with those systems, as maintained by Money Point at the Owned Facilities or the Money Point Offices, all of which are listed on SCHEDULE 2.1(h); PROVIDED, HOWEVER, that Money Point shall not warrant title to any software and, to the extent the software is licensed rather than owned, the interest transferred hereunder shall be the license rights.

         (i) All copies of customer and supplier lists, signs, advertising, catalogues and brochures relating to the Business.

         (j)  All rights of Money Point under the Assumed Contracts.

         (k) All goodwill and other general intangibles related to the Money Point Assets.

         (l) All claims, deposits, prepayments, refunds, causes of action, cases in action, rights of recovery, rights of set-off and rights of recoupment related to the Money Point Assets or the Business.

         (m) All other assets of any nature useful and/or beneficial to the Business and located at the Owned Facilities, whether owned or leased by Money Point, unless specifically described in Section 2.2 or on SCHEDULE 2.2 as an Excluded Asset.

    Money Point's sale, conveyance, assignment and transfer of the Money Point Assets shall be free and clear of any Security Interest, liabilities or obligations other than the Assumed Liabilities.

    2.2 EXCLUDED ASSETS. On the Closing Date, RII Sub shall not purchase the following assets owned by Money Point, each to the extent described in more detail on SCHEDULE 2.2 (the "Excluded Assets"):

         (a) Any cash, marketable securities (including all shares of capital stock of Trigon Healthcare, Inc.) and cash equivalents of Money Point and the account receivable to Money Point from National Exchange in the approximate amount of $375,518.06;

         (b) The real property owned by MP Holding, the legal description of which is set forth in SCHEDULE 2.2, which consists of approximately thirty acres situated adjacent to the Owned Facilities;

         (c) The corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates and other documents relating to the organization, maintenance and existence of Money Point as corporations; PROVIDED, HOWEVER, that Money Point will not have the right to continue using its current corporate names following the Closing;

         (d) Any of the rights of Money Point under this Agreement and any other Transaction Document entered into on or after the date of this Agreement;

         (e) Rights to refunds of insurance premiums paid by Money Point on the insurance policies referenced in Section 4.20 prior to the Closing, as identified on SCHEDULE 2.2, and the rights to the insurance proceeds from the damage caused to the crane referenced on SCHEDULE 4.11;

         (f) Certain personal assets and other items owned by the Shareholders as identified on SCHEDULE 2.2;

         (g) Any and all rights of Money Point under the lawsuit styled MONEY POINT DIAMOND CORPORATION T/A JACOBSON METAL CO. V. CLARK & STANT, P.C., CL 96-675-M, in the Circuit Court of the City of Chesapeake, Virginia;

         (h)  The following vehicles and all Liabilities associated therewith;

              (1) 1997 Chrysler leased by MP Holding pursuant to a lease agreement dated June 10, 1997;

              (2) 1996 Volvo leased by MP Holding pursuant to a lease agreement dated June 12, 1996; and

              (3) 1995 Dodge Caravan leased by MP Holding pursuant to a lease agreement dated March 15, 1996.

         (i)  Tax refunds of any nature whatsoever; and

         (j)  Any other assets of Money Point set forth on SCHEDULE 2.2.

    2.3 ASSUMED CONTRACTS. RII Sub shall assume the obligations of Money Point under the Assumed Contracts.

    2.4 ASSUMPTION OF LIABILITIES. Except with respect to the indemnity obligations of Recycling under Section 12.3 and the obligations of Money Point under Assumed Contracts, RII Sub shall not assume any Liabilities or Environmental Liabilities of Money Point arising on or before the Closing or with respect to any action, event or occurrence of any party on or prior to the Closing.

    2.5  COLLECTION OF ACCOUNTS RECEIVABLE.

         (a) If, after Closing, Money Point receives payment on any of the accounts receivable included in the Money Point Assets other than the receivable from National Exchange as referenced in Section 2.2(a) ("Money Point Receivables"), Money Point shall forthwith forward the same to RII Sub within five business days after receipt thereof.

         (b) RII Sub shall have the right, upon five business days prior written notice and during the normal business hours of Money Point, to review records of Money Point solely to determine compliance with the provisions of
Section 2.5(a).

         (c)  The provisions of this Section 2.5 shall survive the Closing.

                                      ARTICLE 3

                              PURCHASE PRICE AND CLOSING

    3.1  PURCHASE PRICE FOR MONEY POINT ASSETS.

         (a) RII Sub shall pay the total amount of $19,100,000, subject to the adjustments, as determined in accordance with Section 3.3 below (the "Purchase Price") to Money Point for the purchase of the Money Point Assets. The Purchase Price shall be payable as follows:

              (1) $12,000,000, as adjusted in accordance with Section 3.3 below, in immediately available funds at Closing (the "Cash Consideration");

              (2) $3,000,000 stated value of Parent Series E Preferred Stock (the "Stock Consideration") delivered at Closing pursuant to the terms of a customary subscription agreement (the "Subscription Agreement"). The form of Subscription Agreement is attached hereto as EXHIBIT B.

              (3) Payment and release of indebtedness not to exceed $4,100,000, as specifically identified on SCHEDULE 3.1(a)(3); PROVIDED, HOWEVER, that to the extent that the indebtedness of Money Point paid by RII Sub pursuant to this
Section 3.1(a)(3) is less than $4,100,000, the difference shall be added to the Cash Consideration payable by RII Sub to Money Point; and, PROVIDED, FURTHER, that if the indebtedness intended to be released pursuant to this Section 3.1(a)(3) exceeds $4,100,000, the difference shall be paid at the Closing by Money Point from the Cash Consideration.

    3.2 VALUATION OF INVENTORY AND ACCOUNTS RECEIVABLE. The aggregate value of the inventory and accounts receivable has been determined jointly by representatives of Money Point and Recycling prior to the Closing Date, and such value is set forth on SCHEDULE 3.2, initialed by Money Point and Recycling.
This valuation shall be updated to the Closing Date by adjusting for all shipments in and out and changes in accounts receivable which occur through the close of business the date immediately preceding the Closing Date. For purposes of calculating the value of inventory, Unprepared Inventory shall be valued at a price equal to the average price Money Point has paid for comparable material received across its scales in the ten business days immediately preceding the valuation, and Prepared Inventory shall be valued at market price, less the cost of shipping.

    If the parties are not able to mutually determine the value of the inventory and receivables, an independent third party shall be jointly selected by Money Point and Recycling to determine such value. The value determination by such third party shall be binding on Money Point and Recycling. The Closing shall occur as soon as practicable after third party value determination, if such is required, provided all other conditions to Closing are satisfied or waived.

    3.3  ADJUSTMENT OF THE PURCHASE PRICE.

         (a) PRE-CLOSING ADJUSTMENT. The aggregate value of the inventory and accounts receivable included in the Money Point Assets, as determined in accordance with Section 3.2 shall not be less than $5,470,000 on the Closing Date. If the value of the inventory and accounts receivable exceeds or is less than this amount, the Purchase Price shall be adjusted accordingly and the Cash Consideration shall be increased or decreased, as appropriate, to reflect the adjustment.

         (b) POST-CLOSING ADJUSTMENT. If the parties are not able to complete the adjustments contemplated by Sections 3.2 and 3.3(a) immediately prior to the Closing, within 21 days after the Closing such adjustments shall be completed and an adjustment payment, in immediately available funds, will be made by the party who is determined to be responsible therefor no later than the 30th day after the Closing. If there are any remaining costs related to the preparation of the Environmental Studies which are to be reimbursed 50% to Money Point by RII Sub, the reimbursement shall be made in connection with the post-closing adjustment.

    3.4 REIMBURSEMENT OF BID DEPOSITS. RII Sub shall reimburse Money Point for bid deposits totalling $81,776.71 as described on SCHEDULE 3.4. The reimbursement shall be made in connection with the post-closing adjustment contemplated in Section 3.3(b) and, if there is no such post-closing adjustment because all adjustments are able to be made on or before the Closing, RII Sub shall make the reimbursement payment to Money Point by company check not later than 30 days after the Closing.

    3.5  ALLOCATION OF THE PURCHASE PRICE.

         (a) The Purchase Price shall be allocated among the Money Point Assets as set forth on SCHEDULE 3.5.

         (b) The parties agree that they will not take any tax or other position inconsistent with any allocation of the Purchase Price set forth on
SCHEDULE 3.5.

         (c) RII Sub and Money Point each covenant with the other that it will promptly give written notice to the other of any inquiry or challenge of such allocation by any federal, state or local tax authority.

    3.6 CLOSING OF THE PURCHASE. The closing of the Transaction (the "Closing") shall take place on December 4, 1997, at the offices of Lawyers Title Insurance Corporation, Southeastern Virginia Beach Office, Norfolk, Virginia, tel 757-627-9868/fax 757-623-4058, or at such other place as selected by the Lender, in its sole and absolute discretion, on the date mutually agreed to by the parties (the "Closing Date"). The Closing Date shall be no later than December 31, 1997, unless mutually extended by the parties.

                                      ARTICLE 4

                   REPRESENTATIONS OF MONEY POINT AND SHAREHOLDERS

    As an inducement to Recycling to enter into this Agreement and to complete the Transaction, and with the knowledge that Recycling will rely thereon, Money Point and the Shareholders, jointly and severally, represent and warrant to Recycling that all of the representations and warranties in this Article 4 are true, correct and complete as of the date of this Agreement.

    4.1  DUE ORGANIZATION AND QUALIFICATION.

         (a) MP Holding and MP Diamond each is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power and lawful authority to carry on its business as now being conducted.

         (b) MP Holding and MP Diamond each is duly qualified or otherwise authorized to transact business in each jurisdiction, listed in SCHEDULE 4.1(b), in which the nature of the business conducted or the character or location of the properties owned makes such qualification necessary.

    4.2 TITLE TO PROPERTY. Except for the exceptions noted in the title insurance policy to be obtained by RII Sub for the Closing and encumbrances, covenants, conditions, restrictions, reservations and easements filed of record, Money Point has good, valid and insurable title to all real property, and except as set forth SCHEDULE 4.2 Money Point has good, valid and marketable title to its personal property included in the Money Point Assets (tangible and intangible), in each case, other than set forth above, subject to no Security Interest, option, right of first refusal, or other restriction of any kind or character.

    4.3  AUTHORITY OF MONEY POINT; CONSENTS.

         (a) MP Holding and MP Diamond each has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out the Transaction and MP Holding and MP Diamond each has taken all requisite corporate or other action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents.

         (b) This Agreement and the other Transaction Documents are valid and binding agreements of MP Holding and MP Diamond, enforceable in accordance with their terms.

         (c) Except as described in SCHEDULE 4.3(c), no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is required to enable either MP Holding or MP Diamond to enter into and perform its respective obligations under this Agreement and the other Transaction Documents, and neither the execution and delivery of this Agreement and the other Transaction Documents nor the consummation of the Transaction by MP Holding or MP Diamond will:

              (1) Be in violation of its respective Articles of Incorporation, Bylaws or any other organizational document, or constitute a breach of any evidence of indebtedness or agreement to which it is a party, except where such breach would not have a Material Adverse Effect on either the Business or the Money Point Assets;

              (2) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of the Money Point Assets is subject or under any contract to which it is a party, or permit the termination of any such contract by another person, except where such default or termination would not have a Material Adverse Effect on the Business or the Money Point Assets;

              (3) Result in the creation or imposition of any Security Interest upon any of the Money Point Assets under any agreement or commitment to which it or the Money Point Assets are bound;

              (4) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality; or

              (5) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation related to the Money Point Assets.

    4.4  FINANCIAL STATEMENTS.

         (a) The following financial statements of Money Point are attached hereto as SCHEDULE 4.4:

              (1) A copy of the audited financial statements for Money Point for its fiscal years ended December 31, 1994, 1995 and 1996, each prepared in accordance with GAAP (the "Audited Financial Statements").

              (2) A copy of its unaudited financial statements prepared substantially in accordance with GAAP in the same manner which they are currently prepared for the period from January 1, 1997 through October 31, 1997 (the "Unaudited Financial Statements").

    The Audited Financial Statements and the Unaudited Financial Statements collectively are referred to herein as the "Money Point Financial Statements." The Audited Financial Statements have been prepared in accordance with GAAP and the Unaudited Financial Statements have been prepared substantially in accordance with GAAP and present fairly the financial condition of Money Point as of such dates and the results of operations of Money Point for such periods; PROVIDED, HOWEVER, that the Unaudited Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

         (b) Since December 31, 1996, there has been no (1) material adverse change in the assets or liabilities, or in the business, financial condition or in the results of operations of the Business or on the Owned Facilities, whether, to the Knowledge of Money Point and the Shareholders, as a result of any legislative or regulatory change, or whether as a result of revocation of any Permits, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God; and (2) no change in the assets or liabilities, or in the Business, financial condition, or in the results of operations, or, to the Knowledge of Money Point and the Shareholders, any loss of customers of Money Point, except in the Ordinary Course which have not, in the aggregate or individually, had a Material Adverse Effect on the Business.

    4.5  NO TAX LIENS; NO WAIVER.

         (a) None of the Money Point Assets are subject to any lien in favor of the United States pursuant to the IRC for nonpayment of federal taxes, or any lien in favor of any state under any comparable provision of state law, under which transferee liability might be imposed upon RII Sub as purchaser under the IRC or any comparable provision of state or local law, except for real estate taxes which are not yet due and payable.

         (b) Money Point has not waived any statute of limitations with respect to the assertion of any liability under any federal, state, or local tax law.

         (c) Money Point is not in default under, nor has it failed to pay, any Tax liability to any federal, state, or local authority, and no audit or other review by any such authority is pending, or, to the Knowledge of Money Point and the Shareholders, contemplated.

         (d) Copies of Money Point's federal and state income tax returns for its tax years ended December 31, 1993, 1994, 1995 and 1996 are attached hereto as SCHEDULE 4.5(d).

    4.6  COMPLIANCE WITH LAWS.  Except as set forth on SCHEDULE 4.6,

         (a) Neither Money Point nor any of the Shareholders is in violation of or has violated since January 1, 1994, any applicable order, judgment, injunction, award or decree relating to the Money Point Assets, except where such violation would not have a Material

Adverse Effect. To the Knowledge of Money Point and the Shareholders, except as otherwise disclosed in the Environmental Studies, neither Money Point nor the Shareholders is in violation of or has violated since January 1, 1994, any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Money Point Assets, except where such violation would not have a Material Adverse Effect.

         (b) Except with respect to any encumbrances noted on the title insurance policy to be obtained by RII Sub and/or covenants, conditions, restrictions, reservations and easements filed of record, and/or the survey to be obtained by RII Sub, to the Knowledge of Money Point and the Shareholders, the buildings included in the Owned Facilities do not encroach on the property of others, (2) except as otherwise disclosed in the Environmental Studies, to the Knowledge of Money Point and the Shareholders, there is not pending or threatened any notification of any governmental authority that Money Point is not in material compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and Environmental Laws, and (3) neither Money Point nor any Shareholder has received, since January 1, 1994, any such notification of past violations of such laws or regulations.

    4.7 PERMITS. SCHEDULE 4.7 lists all Permits required by any governmental entity related to the Business or operations of Money Point that are material to the operation of the Business. Except as described on SCHEDULE 4.7, Money Point validly holds all Permits that are material to the operation of the Business and all Permits are in full force and effect and no proceeding to revoke or modify in a materially detrimental way any of such Permits is pending or, to the Knowledge of Money Point or any Shareholder, threatened.

    4.8 LITIGATION. Except as described in SCHEDULE 4.8, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Money Point Assets or the Business. Except as set forth on SCHEDULE 4.8, there are no actions, suits or claims against Money Point or any Shareholder, or, to the Knowledge of Money Point or any Shareholder, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Knowledge of Money Point or any Shareholder, threatened against or involving the Money Point Assets or the Business.

    4.9  CONTRACTS AND OTHER AGREEMENTS.

         (a) Except for the Assumed Contracts or the contracts, leases, and other agreements which will be completed or cancelled at or prior to the Closing, and except as otherwise disclosed on SCHEDULE 4.9(a), Money Point is not a party to any (1) contract for the employment of any officer or individual employee, (2) contract with any union, (3) bank loan or other credit agreement,
(4) bonus, deferred compensation, profit sharing, pension or retirement arrangement, (5) lease for real or personal property, (6) partnership or joint venture agreement, or (7) other material contract, agreement or commitment.

         (b) All of the Assumed Contracts are valid and binding upon Money
Point in accordance with their terms, and Money Point is not in default nor has it received any notice of default under, or with respect to any Assumed Contracts, except for such defaults that would not or do not, individually or in the aggregate, have a Material Adverse Effect.

         (c) Except as otherwise disclosed on SCHEDULE 4.3(c), no approval or consent of any Person is needed in order that the contracts, leases, and other agreements which constitute a part of the Assumed Contracts will continue in full force and effect following the completion of the Transaction. Money Point is not in the process of negotiating or entering into any contracts, leases, or other agreements described in this Section 4.9.

    4.10 NOTES AND ACCOUNTS RECEIVABLE. The Money Point Receivables are reflected properly in the books and records of Money Point, and were incurred in the Ordinary Course, are current (not over 60 days old) and are collectible without setoffs or counterclaims, subject only to the reserve for bad debts set forth on the balance sheet included in the Unaudited Financial Statements, as adjusted, for operations and transactions through the Closing Date in accordance with the past custom and practice of Money Point. The Money Point Receivables not collected within 60 days after the Closing shall be subject to reassignment to Money Point in accordance with Section 14.2.

    4.11 TANGIBLE PROPERTY. Except as described in SCHEDULE 4.11, all Tangible Property is in good operating condition and repair in all material respects, subject only to normal wear and tear. With respect to the crane referenced in
SCHEDULE 4.11, Money Point has ordered the part necessary for repair and, at Money Point's expense, will restore the crane to good operating condition within a reasonable period of time following receipt of the part. Since January 1, 1994 neither Money Point nor any of the Shareholders has received written notice that any of the Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

    4.12 INVENTORY. The piles of Unprepared Inventory observed and measured on November 21, 1997 (the "Inventory Date") are located on level ground and are comprised solely, throughout the pile, of the quality and grade of material visible on the outer surface of the pile.

    4.13 INTELLECTUAL PROPERTY.

         (a) Money Point does not own any intellectual property, inventions, discoveries, trade secrets, designs, prototypes, formulas, or any other proprietary information related to the Business, other than the rights to the names "Money Point Land Holding Corporation," "Money Point Diamond Corporation" and "Jacobson Metal Company." Other than as required under shrink wrap software licenses for computers and/or the scales, Money Point has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any intellectual property.

         (b) Neither Money Point nor any of the Shareholders has Knowledge of any patent, invention, trade secret, trademark, service mark, trade name or copyright of any other Person that is infringed by Money Point, nor do they have notice of any infringement claim of any other Person relating to any intellectual property or any process or confidential information of Money Point.

    4.14 REAL PROPERTY. The Owned Facilities include all real property included in the Money Point Assets. To the Knowledge of Money Point and the Shareholders, with respect to each parcel of owned real property included within the Owned Facilities:

         (a) Except as otherwise disclosed on SCHEDULE 4.7 or in the Environmental Studies, since January 1, 1994, Money Point has possessed all approvals of governmental authorities (including licenses and permits ) required which are material to the ownership or operation of the Business. The Owned Facilities, since January 1, 1994, have been operated and maintained, in all material respects, in accordance with applicable laws, rules and regulations.

         (b) Except as otherwise disclosed on SCHEDULE 4.14(b), there are no leases, subleases, licenses, easements, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Owned Facilities.

         (c) There are no outstanding options or rights of first refusal to purchase the Owned Facilities or any portion thereof or interest therein.

         (d) There are no parties other than Money Point in possession of the Owned Facilities or any portion thereof.

         (e) The Owned Facilities are supplied with utilities and other services necessary for their present operation, including electricity, water, telephone, and sewage disposal, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided ingress and egress via public roads or via permanent, irrevocable, appurtenant easements benefiting the Owned Facilities.

    4.15 LIABILITIES. Except as set forth in SCHEDULE 4.15 or otherwise in this Agreement or any other Schedule hereto, to the Knowledge of Money Point and the Shareholders, the Business has no Liabilities other than (a) Liabilities fully and adequately reflected or reserved against in the Financial Statements,
(b) Liabilities under Assumed Contracts, (c) Liabilities incurred since December 31, 1996 in the Ordinary Course, and (d) Liabilities which do not, individually or in the aggregate, have a Material Adverse Effect on the Business.

    4.16 SUPPLIERS AND CUSTOMERS. SCHEDULE 4.16 sets forth a list of (1) all suppliers from whom Money Point has purchased $25,000 or more in the fiscal year ended December 31, 1996 and/or during the period from January 1, 1997 through the date of this Agreement, and (2) all customer whose annual purchases from the Business exceeded $25,000 in the fiscal year ended December 31, 1996 and/or during the period from January 1, 1997 through the date of this Agreement.
There are no agreements or understandings, either written or oral, with any customers of the vendors to Money Point as to adjustments in pricing or cost which would reduce the profit margin of any existing or contemplated contract or other relationship.

    4.17 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.17 lists all Employee Benefit Plans maintained by Money Point or to which it contributes for the benefit of any of its current or former employees.

         (a) To the Knowledge of Money Point and the Shareholders, each
Employee Benefit Plan (and each related trust or insurance contract) complies in all material respects in form and in operation in all respects with the applicable requirements of ERISA and the IRC;

         (b) All contributions (including all employer contributions and employees salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all such plans are adequately funded;

         (c) No material unsatisfied liability has been incurred by Money Point or any ERISA affiliate of Money Point and there is no material risk that such liability will be incurred;

         (d) To the Knowledge of Money Point and the Shareholders, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending;

         (e) Money Point does not provide any medical or other similar benefits to employees beyond retirement, other than group health care continuation required by COBRA; and

         (f) Money Point has delivered to RII Sub and Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

    4.18 CURTAILMENT OF OPERATIONS. No labor disputes or work stoppages involving the Business are pending or, to the Knowledge of Money Point and the Shareholders, threatened which, either singly or in the aggregate, might have a Material Adverse Effect on the Business. To the Knowledge of Money Point and the Shareholders, no material customer of or supplier to the Business is involved in, or affected by, any dispute, arbitration, lawsuit, or administrative proceedings which might have a Material Adverse Effect on the Business.

    4.19 EMPLOYEE RELATIONS. Money Point is not a party to a collective bargaining agreement and, to its and the Shareholders' Knowledge, Money Point is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment (including issues related to independent contractor status of personnel) and wages and hours, and Money Point has not and is not engaged in any unfair labor practice. To the Knowledge of Money Point and the Shareholders, there have been no organization efforts by any trade unions within the last five years.

    4.20 INSURANCE. SCHEDULE 4.20 lists all insurance policies maintained by Money Point relating to the Business or the Owned Facilities, copies of which have been provided to RII Sub, which cover the Money Point Assets or the Business, the nature of such policies, the amount and types of coverage, and the name of the insurers and expiration dates. Money Point has paid all premiums and other amounts due on such policies and will not cancel any insurance or permit any insurance to lapse or terminate prior to the Closing.

    4.21 RELATIONSHIPS. Except as described on SCHEDULE 4.21, no officer or director of Money Point possesses, directly or indirectly, any financial interest in, or is a director, officer, stockholder or employee of, any corporation, firm, association or business organization which is a manufacturer for, or client, supplier, customer, lessor, lessee, or competitor or potential competitor of, the Business. The Business is not indebted to any officer, director, partner, or employee of Money Point except with respect to accrued but unpaid compensation and other Ordinary Course employment benefits or except as described on SCHEDULE 4.21 (which are not being assumed by RII Sub hereunder), to any entity in which any such Person has a financial interest.

    4.22 NO MATERIAL CHANGES PRIOR TO CLOSING DATE. Up until the Closing Date, the Business will be operated in the Ordinary Course of Business.

    4.23 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of Money Point or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

    4.24 EMPLOYEE TRANSITION. SCHEDULE 4.24 lists all employees of Money Point who work or are customarily stationed at the Owned Facilities, their term of employment, compensation history (including bonus, if any), benefits and accrued vacation and other amounts payable to each employee. On or before the first day subsequent to the Closing Date, Money Point will terminate all employees of the Business who will not be hired by RII Sub and will pay all compensation due such employees on or before the first day subsequent to the Closing. RII Sub will not assume or otherwise be responsible for any salaried or hourly health and life insurance obligations incurred prior to the Closing for any employee not hired by the RII Sub, nor for payment of claims to insureds, or payment of any premiums for coverage prior to the Closing Date; PROVIDED, HOWEVER, that, following the Closing Date, RII Sub has agreed to assume the obligation to provide group health care insurance continuation coverage as required by COBRA to qualified former employees of Money Point and/or their family members, with the premiums being covered by such former employees of Money Point and/or their family members. Except as provided in the foregoing sentence, RII Sub will not assume any liabilities either to former Money Point employees or the employees of Money Point who are hired by RII Sub after the Closing. Money Point agrees that all liabilities of the Business to terminated employees will be retained by Money Point, including those accruing by reason of termination by Money Point. RII Sub shall have the right, in its sole discretion, to determine which of Money Point's employees it will hire following the Closing.

    4.25 ENVIRONMENTAL MATTERS. Except as may be provided in the Environmental Studies to be performed as contemplated by Section 8.1 of this Agreement, copies of which will be delivered to RII Sub prior to the Closing as provided in
Section 8.1, or disclosed on SCHEDULE 4.25, Money Point and the Shareholders have no Knowledge of any Environmental Liabilities, actual or expected, relating to the Business or the Owned Facilities, or of any environmental conditions on any other real property that could reasonably be expected to result in an Environmental Liability to the Business.

    4.26 COMPLIANCE WITH ADA. Money Point has complied with the Americans with Disabilities Act of 1991, 42 U.S.C. Sections 12111, 12112 and 12209, as amended, and any similar applicable state regulations, except where the failure to so comply would not have a Material Adverse Effect.

    4.27 DISCLOSURE. None of the Transaction Documents issued by Money Point or the Shareholders and furnished or to be furnished to Recycling, to the Knowledge of Money Point and the Shareholders, contains or will contain any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained therein not misleading.

    4.28 BEST EFFORTS. Money Point and the Shareholders will use their best efforts to timely apply for and obtain all permits, consents and approvals, to complete any due diligence deemed necessary by Money Point and the Money Point Shareholders and take such other actions in order to complete the Transaction by the Closing Date. Money Point and the Shareholders will execute and deliver such instruments and take such other action as may be reasonable or appropriate to carry out the Acquisition and the intentions of this Agreement.

                                      ARTICLE 5

                             REPRESENTATIONS OF RECYCLING

    As an inducement to Money Point and the Shareholders to enter into this Agreement and to complete the Transaction and with the knowledge that Money Point and the Shareholders will rely thereon, RII Sub and the Parent jointly and severally represent and warrant to Money Point and the Shareholders that all of the representations and warranties in this Article 5 are true, correct and complete as of the date of this Agreement.

    5.1 DUE INCORPORATION AND QUALIFICATION OF RII SUB. RII Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on its business as now being conducted. On or before the Closing Date, RII Sub will be duly qualified or otherwise authorized as a foreign corporation to transact business and will be in good standing in the Commonwealth of Virginia.

    5.2 DUE INCORPORATION AND QUALIFICATION OF THE PARENT. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on its business as now being conducted.

    5.3 ARTICLES OF INCORPORATION AND BYLAWS. On or before the Closing Date, RII Sub and the Parent will deliver to Money Point true and complete copies of their respective Articles of Incorporation and Bylaws, each as certified by the Parent's corporate secretary, as then in effect.

    5.4 AUTHORITY OF RII SUB AND THE PARENT. RII Sub and the Parent have full power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out the Transaction and Recycling has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents are valid and binding agreements of RII Sub and the Parent, enforceable in accordance with their terms. No consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is necessary in order to enable RII Sub or the Parent to enter into and perform its obligations under this Agreement and the other Transaction Documents, and neither the execution and delivery of this Agreement and the other Transaction Documents nor the completion of the Transaction will, with respect to RII Sub and the Parent, individually:

         (a) Be in violation of its Articles of Incorporation or Bylaws or any other organizational document, or constitute a breach of any evidence of indebtedness or agreement to which it is a party, except where such breach would not have a Material Adverse Effect;

         (b) Cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any of its property is subject or under any contract to which it is a party, or permit the termination of any such contract by another Person, except where such default or termination would not have a Material Adverse Effect;

         (c) Result in the creation or imposition of any Security Interest upon any of its property or assets under any agreement or commitment to which it is bound;

         (d) Accelerate, or constitute an event entitling, or which would upon notice or lapse of time or both, entitle the holder of any indebtedness to accelerate the maturity of any such indebtedness;

         (e) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality;

         (f) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to it; or

         (g) Violate or cause any revocation of or limitation on any Permit.

    5.5  STOCK CONSIDERATION.   The Stock Consideration when issued, and the
Parent Common Stock issuable upon conversion of the Stock Consideration, will be duly authorized, fully paid and non-assessable and not subject to any preemptive rights.

    5.6 BROKER'S OR FINDER'S FEES. No agent, broker, Person or firm acting on behalf of RII Sub or the Parent is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

    5.7 DISCLOSURE. None of the Transaction Documents issued by RII Sub or the Parent and furnished or to be furnished to Money Point and the Shareholders, to the Knowledge of RII Sub or the Parent, contains or will contain any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained therein not misleading.

    5.8 BEST EFFORTS. RII Sub and the Parent will use their best efforts to timely apply for and obtain all permits, consents and approvals, to complete any due diligence deemed necessary by RII Sub and the Parent, and to take such other actions in order to complete the Transaction by the Closing Date. RII Sub and the Parent will execute and deliver such instruments and take such other action as may be reasonable or appropriate to carry out the Acquisition and the intentions of this Agreement.

    5.9 HART-SCOTT-RODINO ACT. The total assets and annual net sales of Recycling are such that the provisions of the Hart-Scott-Rodino Act, 15 U.S.C. Sections 18a and any similar state statute, are inapplicable to the Transaction.

                                      ARTICLE 6

                     REPRESENTATIONS OF THE PARENT RELATED TO THE
                                 STOCK CONSIDERATION

    As an inducement to Money Point and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Money Point and the Shareholders will rely thereon, the Parent represents and warrants the following to Money Point and the Shareholders:

    6.1 STATUS. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Parent is authorized to issue preferred stock and common stock. The Parent has taken all necessary corporate action to create the Parent Series E Preferred Stock and to reserve a sufficient number of shares of common stock which may be issued upon conversion thereof. The preferred stock, when issued in accordance with the provisions of this Agreement will be lawfully issued as fully paid, nonassessable preferred shares of the Parent, and the common stock issuable upon conversion of the Parent Series E Preferred Stock, when issued in accordance with the conversion terms of said preferred stock, will be lawfully issued as fully paid, nonassessable common shares of the Parent.

    6.2 1934 ACT REGISTRATION. The common stock of the Parent is registered under Section 12(g) of the 1934 Act, and in accordance therewith the Parent files periodic reports, proxy statements, and other informational reports required under the 1934 Act. The Parent has filed with the SEC all reports it is required to file under the 1934 Act. The Parent's common stock is traded publicly in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "RECY."

    6.3 PUBLIC REPORTS. The Parent has made all filings with the SEC that it has been required to make under the 1933 Act and 1934 Act (collectively, the "Public Reports"). Each of the Public Reports was complete and accurate when filed and complied in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable. At the time each Public Report was filed, it did not contain any untrue statement of a material fact or omit to state any material fact necessary, in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                      ARTICLE 7

                                REGULATORY COMPLIANCE

    7.1 BULK SALES COMPLIANCE. Recycling hereby waives compliance by Money Point of the provisions of the bulk sales or bulk transfer law of the Commonwealth of Virginia, subject to the indemnification provided in Section 12.2(a)(5).

    7.2 COBRA. Money Point has complied in all material respects with the provisions of COBRA, Pub. L. No. 99-272, 99th Cong., 2d Sess. (1987), and any similar state statute, relating to continuation of health benefits to its former employees who became eligible for COBRA coverage on or before the Closing Date and, under the provisions of COBRA, elected to continue to pay premiums for insurance coverage under Money Point's health insurance plan. Subject to the indemnification provided in Section 12.2(a)(9), RII Sub or the Parent will assume Money Point's obligations related to the provision of COBRA coverage, in the sole discretion of RII Sub and the Parent either through coverage under Money Point's health insurance plan as in effect on the Closing Date or under the Parent's health insurance plan; PROVIDED, THAT, the premiums are timely paid by the former employees of Money Point.

         Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, neither RII Sub nor the Parent will assume any liabilities related to COBRA benefits administered or COBRA claims paid or arose on or prior to the Closing Date.

    7.3 OTHER. The parties shall prepare and promptly file all reports, documents or notices with appropriate regulatory or other governmental authorities, as may be required of them.

                                      ARTICLE 8

                    COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

    The parties hereto covenant and agree that between the date hereof and the Closing Date:

    8.1  ENVIRONMENTAL STUDIES.

         (a) Prior to the Closing Date, Money Point will deliver to Recycling updated and current Phase I and Phase II Environmental Site Assessments and Transaction Screen Process of the Owned Facilities and the Business prepared by a mutually agreed upon environmental engineering firm, which shall be attached hereto as SCHEDULE 8.1

(the "Environmental Studies"). The costs of the Environmental Studies will be paid by Money Point; PROVIDED, HOWEVER, that Recycling shall reimburse Money Point for one-half of the costs if the Transaction is completed.

         (b) The parties shall enter into a Environmental Escrow Agreement substantially in the form attached as EXHIBIT C hereto. The Environmental Escrow shall be funded solely with the Stock Consideration.

    8.2 TITLE INSURANCE. Money Point has delivered to Recycling its most recent title policy with respect to the Owned Facilities. Money Point will cooperate with Recycling as necessary to allow it to obtain a title insurance commitment, at RII Sub's expense in accordance with custom in the Commonwealth of Virginia, including obligations to issue endorsements as may be required by RII Sub, with respect to the Owned Facilities, using a current Commonwealth of Virginia standard form of American Land Title Association Owner's Title Insurance Commitment issued by a title insurer satisfactory to RII Sub in the amount allocated by the parties on SCHEDULE 3.5 to the Owned Facilities, insuring title to the Owned Facilities to be in RII Sub as of the Closing Date, subject only to encumbrances, covenants, conditions, restrictions, reservations and easements filed of record and such exceptions and exclusions as provided in this Agreement as are acceptable to RII Sub. Such title commitment is to contain a complete copy of each easement, restriction, limitation, or condition of title which is referred to therein that burdens or benefits said real property and shall insure against all possible contractors', suppliers' and mechanics' lien claims. The costs and premium for the owner's policy of title insurance, including the cost of any endorsements to the owner's policy of title insurance which may be requested by Recycling and the cost of the mortgagee's policy of title insurance shall be paid by RII Sub or the Parent.

    8.3 SURVEY. Money Point has delivered to Recycling its most recent survey with respect to the Owned Facilities. Money Point will cooperate with Recycling to the extent necessary to allow Recycling to obtain an updated survey of the Owned Facilities, at RII Sub's expense in accordance with custom in the Commonwealth of Virginia, certified to RII Sub, any mortgagee of RII Sub, and the title insurer issuing title insurance in the Transaction as provided in
Section 8.2, prepared by a licensed surveyor and conforming to Minimum Technical Standards adopted by the Virginia Society of Professional Surveyors, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, setback requirements, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

    8.4 ASSUMED CONTRACTS. Money Point will use its best efforts obtain the written consent to the assumption by RII Sub of each of the Assumed Contracts which require such consent.

    8.5 CONDUCT OF BUSINESS. After execution of this Agreement and continuing up to the Closing, Money Point will:

         (a) operate the Business only in the Ordinary Course and without consent of RII Sub (which consent will not be unreasonably withheld or delayed), will not (i) make any capital expenditures which individually are greater than $25,000 or which in total aggregate more than $50,000 or (ii) enter into any contract which is not terminable upon less than 60 days notice;

         (b) provide prompt notice to RII Sub of any material change, including but not limited to the institution of legal proceedings by or against Money Point; and

         (c) provide Recycling with such additional financing and other information as may be reasonably requested by Recycling and available to Money Point without undue expense.

    8.6 PRESERVATION OF BUSINESS. Money Point shall exert reasonable efforts in the Ordinary Course to preserve the Business, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill. Money Point will provide to RII Sub a mailing list of all customers whose annual purchases from the Business were $25,000 or more either in the year ended December 31, 1996 or during 1997 to date, and a listing of their accounts on the Closing Date to permit RII Sub to send announcements to the customers after the Closing Date.

    8.7 NOTICE OF EVENTS. Money Point and the Shareholders shall promptly notify RII Sub and Parent with reasonable specificity of: (1) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of this Agreement; or
(2) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the Ordinary Course of Business which would not render any of the representations, warranties or other agreements of Money Point or the Shareholders materially misleading.

    8.8  EXAMINATIONS AND INVESTIGATIONS.

         (a) Prior to the Closing Date, during normal business hours between 8:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, or such other hours as to which the parties mutually agree, Recycling shall be entitled, upon prior reasonable written notice to Money Point, through its employees and representatives, including counsel, lenders, appraisers and accountants, to make such investigation of the assets, properties, business and operations of the Business, and such examination and copies of the books, records and financial condition of the Business as Recycling deems necessary. No review, examination or investigation by Recycling shall diminish or obviate any of the representations, warranties, covenants or agreements of Money Point and the Shareholders under this Agreement.

         (b) Recycling will treat and hold any information or documents obtained from Money Point concerning the Business or the Money Point Assets as confidential and will not use any of such confidential information except in connection with this Agreement. If this Agreement is terminated for any reason whatsoever, Recycling will return to Money Point all tangible embodiments (and all copies) of such confidential information which are in its possession. In the event Recycling is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigation, demand, or similar process), to disclose any such confidential information, Recycling will notify Money Point promptly of the request so that Money Point may seek an appropriate protective order or waive compliance with the provisions of this Section 8.8(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Recycling is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or else stand liable for contempt, Recycling may disclose such information to the tribunal; provided, however, that Recycling shall use its best efforts to obtain, at the reasonable request of Money Point, an order or other assurance that confidential treatment will be accorded to such portion of such information required to be disclosed as Money Point shall designate. For purposes of this Section 8.8(b), the term "confidential information" shall not include information and documentation that (i) was already known to Recycling or its representatives or available to Recycling on a non-confidential basis when received, (ii) hereafter becomes lawfully obtainable from other sources, or (iii) is disclosed by Money Point or the Shareholders in any document filed with a government agency or authority and available for public inspection.

    8.9 NO NEGOTIATION BY MONEY POINT OR THE SHAREHOLDERS. Between the date hereof and the earlier of (1) the Closing Date; and (2) the date of termination of this Agreement, neither the Shareholders nor Money Point shall, directly or indirectly:

         (a) Solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person (other than Recycling) relating to any acquisition or purchase of assets (other than sales of Inventory in the Ordinary Course) of, or any equity interest in, the Money Point Assets or any exchange offer, merger, consolidation, purchase of assets, liquidation, dissolution or similar transaction involving the Money Point Assets (each, an "Acquisition Proposal");

         (b) Enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Person (other than Recycling and its representatives) any information with respect to the Money Point Assets, other than in the Ordinary Course of Business; or

         (c) Otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person (other than Recycling) to do or seek any of the foregoing.

    Money Point and the Shareholders will notify Recycling immediately if any such Acquisition Proposal is received or if any such discussions, negotiations or other events occur or are sought to be initiated, and such notice will set forth in detail the terms or other particulars thereof.

    8.10 REMOVAL OF WASTE MATERIALS. Money Point shall remove, at its cost, all trash, fluff (other than that which constitutes or is included in the Unprepared Inventory), tires and any other similar waste materials from the Owned Facilities prior to the Closing.


                                      ARTICLE 9

                        CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF RECYCLING TO CLOSE

    The obligation of Recycling to enter into and to complete the Transaction is subject to the fulfillment on or prior to the Closing Date (or such earlier date as is set forth in this Agreement) of the following conditions, any one or more of which may be waived by Recycling only in writing:

    9.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of Money Point and the Shareholders contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. Money Point and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Money Point and the Shareholders shall have delivered to Recycling certificates, dated the Closing Date, to such effect.

    9.2 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction shall have been obtained and all shall have been transferred to the name of RII Sub.

    9.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements that may be required in connection with the performance by the parties of their respective obligations under this Agreement or the continuance of any Assumed Contracts or other agreements without material modification after the Closing Date shall have been obtained.

    9.4 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Transaction or to seek damages or a discovery order in connection with the Transaction, or that has or could reasonably be expected to have a Material Adverse Effect on the Money Point Assets or the Business.

    9.5 REAL PROPERTY. RII Sub shall receive good and insurable title by special warranty deed for the Owned Facilities in proper form for recording in the Commonwealth of Virginia and the Owned Facilities shall be free and clear of any Security Interest (other than those to be discharged at Closing pursuant to Section 3.1(a)(3)), but subject to (i) installments of special assessments not yet delinquent, (ii) covenants, conditions, restrictions, reservations and easements filed of record, (iii) matters shown by the survey and title policy contemplated by Sections 8.3 and 8.2, and (iv) other restrictions which do not impair the current use or occupancy, or the marketability of title, of the property subject thereto.

    9.6 NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the business, financial condition or results of operations of Money Point.

    9.7 SUBSCRIPTION AGREEMENT. The Parent shall have received from Money Point the Subscription Agreement for the Consideration Stock in the form attached hereto as EXHIBIT B.

    9.8 TRANSFER DOCUMENTS. RII Sub shall have received assignments and such other instruments of sale, transfer, conveyance and assignment transferring all of the Money Point Assets from Money Point to RII Sub, each in proper legal form to transfer the Money Point assets under applicable law.

    9.9 LEGAL OPINION. Recycling shall have received from legal counsel to Money Point in the form attached hereto as EXHIBIT D.

    9.10 ENVIRONMENTAL ESCROW AGREEMENT. RII Sub shall have received from Money Point the Environmental Escrow Agreement in the form attached hereto as EXHIBIT C.

    9.11 ASSIGNMENT OF CONTRACTS. Money Point shall have delivered to RII Sub written consents to the assignment or assumption of each of the Assumed Contracts as provided by Section 8.4 to the extent such consents are required by the terms of the Assumed Contracts.

    9.12 SATISFACTION WITH DUE DILIGENCE, FINANCIAL PERFORMANCE AND APPROVAL. Recycling shall be satisfied, in its reasonable discretion, with (a) the results of its legal, accounting and financial due diligence investigation of Money Point and its operations, including, without limitation, the results of the Environmental Studies, and (b) Money Point's financial performance up to the Closing Date. Further, the terms and conditions of this Agreement shall have been approved by Recycling's senior management, its Board of Directors, and the Lender, each in their sole discretion.

    9.13 EMPLOYMENT AGREEMENTS. In order to allow for a smooth transition in ownership of business, RII Sub or Parent shall have entered into employment or consulting agreements with Ginsburg and Prakash S. Talreaja in the forms attached as EXHIBIT E.

    9.14 NON-COMPETITION AGREEMENTS. Recycling shall have received from George Ginsburg and Russell Baer, executed Non-Competition Agreements in the forms attached as EXHIBIT F.

    9.15 CERTIFICATES, ETC. OF SHAREHOLDERS AND MONEY POINT. The Shareholders and Money Point shall have delivered all certified resolutions, certificates, documents or instruments with respect to Money Point's authority and such other matters as RII Sub's and the Parent's counsel may have reasonably requested prior to the Closing Date.

    9.16 PAYMENT OF SALES OR USE TAXES BY MONEY POINT. Money Point shall have paid all sales or use taxes, payable under the laws of the Commonwealth of Virginia, as a result of the completion of the Transaction.

    9.17 APPROVAL OF COUNSEL TO RECYCLING. All actions and proceedings hereunder and all documents or other papers required to be delivered by Money Point hereunder or in connection with the completion of the Transaction, and all other related matters shall have been approved by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel to Recycling, as to their form, which approval shall not be unreasonably withheld or delayed.


                                      ARTICLE 10

                CONDITIONS PRECEDENT TO THE OBLIGATION OF MONEY POINT
                              AND SHAREHOLDERS TO CLOSE

    The obligations of Money Point and the Shareholders to enter into and to complete the Transaction is subject to the fulfillment on or prior to the Closing Date (except for a sooner date, if so provided) of the following conditions, any one or more of which may be waived by Money Point and the Shareholders only in writing:

    10.1 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of Recycling contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Recycling shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Recycling shall have delivered to Money Point certificates, dated the Closing Date, to such effect.

    10.2 GOVERNMENTAL PERMITS AND APPROVALS. All permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction shall have been obtained.

    10.3 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts or other agreements that may be required in connection with the performance by the parties of their respective obligations under this Agreement or the continuance of any Assumed Contracts without material modification after the Closing Date shall have been obtained.

    10.4 NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the business, financial condition or results of operations of RII Sub or the Parent on a consolidated basis.

    10.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the Transaction, or to seek damages or a discovery order in connection with the Transaction, or that has or could reasonably be expected to have a Material Adverse Effect on the assets, properties, businesses, operations or financial condition of RII Sub or the Parent.

    10.6 SATISFACTION WITH DUE DILIGENCE. Money Point shall be satisfied, in its reasonable discretion with the results of its due diligence investigation of Recycling.

    10.7 DESIGNATION OF STOCK CONSIDERATION. There shall have been delivered to Money Point and the Shareholders a certified copy of the Certificate of Designations, Rights and Preferences of the Parent Series E Preferred Stock.

    10.8 LEGAL OPINION. Money Point shall receive an opinion from counsel to the Parent in the form attached hereto as EXHIBIT G.

    10.9 THE PURCHASE PRICE. RII Sub and the Parent shall have paid to Money Point the full Purchase Price for the Money Point Assets and executed and delivered all documents related thereto.

    10.10 ASSUMPTION OF ASSUMED CONTRACTS. Money Point shall have received RII Sub's signed Assignment and Assumption Agreement related to the Assumed Contracts.

    10.11 ENVIRONMENTAL ESCROW AGREEMENT. Money Point and the Shareholders shall have received from RII Sub the Environmental Escrow Agreement in the form attached hereto as EXHIBIT C.

    10.12 EMPLOYMENT AGREEMENTS. RII Sub or Parent shall have entered into employment agreements with George Ginsburg and Prakash S. Talreaja in the forms attached as EXHIBIT E.

    10.13 APPROVAL OF COUNSEL TO MONEY POINT AND THE SHAREHOLDERS. All actions and proceedings hereunder and all documents or other papers required to be delivered by RII Sub and the Parent hereunder or in connection with the completion of the Transaction, and all other related matters shall have been approved by Kaufman & Canoles, P.C., counsel to Money Point and the Shareholders as to their form, which approval shall not be unreasonably withheld or delayed.

                                      ARTICLE 11

                          ACTIONS TO BE TAKEN AT THE CLOSING

    The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

    11.1 TRANSFER DOCUMENTS. Money Point shall deliver duly executed transfer documents and/or instruments of assignment, including without limitation a Bill of Sale.

    11.2 ASSIGNMENT AND ASSUMPTION AGREEMENT. Money Point shall deliver any required written consents to the assumption by RII Sub of the Assumed Contracts and Money Point and Recycling will enter into an assignment and assumption agreement with respect to such Assumed Contracts.

    11.3 THE PURCHASE PRICE. RII Sub shall deliver to Money Point the Purchase Price.

    11.4 SUBSCRIPTION AGREEMENT. Money Point shall deliver to the Parent the Subscription Agreement.

    11.5 NON-COMPETITION AGREEMENTS. George Ginsburg and Russell Baer shall deliver to RII Sub and the Parent their duly executed Non-Competition Agreements.

    11.6 EMPLOYMENT AGREEMENTS.  RII Sub and Ginsburg and RII Sub and Prakash
S. Talreaja shall enter into employment agreements for continuation of employment of Ginsburg and Prakash S. Talreaja following the Closing.

    11.7 ENVIRONMENTAL ESCROW AGREEMENT. RII Sub, Money Point and the Shareholders shall enter into the Environmental Escrow Agreement with a third party escrow agent and the Stock Consideration shall be delivered into the Environmental Escrow created thereby.

    11.8 CLOSING ON REAL PROPERTY. Immediately prior to the Closing, the documents set forth below in subsections (a) through (d) shall have been duly executed and delivered to Lawyer's Title and Lawyer's Title shall conduct the Closing as it relates to the purchase of the Owned Facilities and shall deliver to the appropriate parties the executed documents related thereto. All of the documents delivered in connection with the sale and conveyance of the Owned Facilities shall be deemed to be part of the "Transaction Documents" as defined in Section 1.39.

         (a) The Exchange Agreement, the Assignment, Acceptance and Notice - Purchase Agreement and the Reassignment and Assumption Agreement and related letters of instruction which are being entered into for the purpose of the FJ Trust and the DJG Trust entering into a tax-deferred exchange as recognized under IRC Section 1031.

         (b) The special warranty deed for the Owned Facilities in proper form for recording in the Commonwealth of Virginia, conveying the Owned Facilities to RII Sub.

         (c) The owner's Title Insurance Policy Commitment provided by Lawyer's Title, including the list of endorsements to be issued in connection therewith.

         (d) A funds flow statement (the "Funds Flow Statement") prepared jointly by the attorneys for Recycling and Money Point at least one business day prior to the Closing which shall detail the gross proceeds and all adjustments related to allocation of expenses to the parties at the Closing.

    11.9 CERTIFICATES OF MONEY POINT. Money Point shall deliver to RII Sub a closing certificate dated the Closing Date, in a form reasonably satisfactory to RII Sub, as contemplated by Section 9.1. Such certificate shall be signed on behalf of Money Point by Ginsburg as President of Money Point.

    11.10 CERTIFICATE OF THE SHAREHOLDERS. The Shareholders shall deliver to RII Sub a closing certificate dated the Closing Date, in a form reasonably satisfactory to RII Sub, as contemplated by Section 9.1.

    11.11 CERTIFICATE OF RECYCLING. Recycling shall deliver to Money Point certificates dated the Closing Date, in a form reasonably satisfactory to Money Point, as contemplated by Section 10.1. Said certificate shall be signed on behalf of Recycling by an executive officer of Recycling.

    11.12 LEGAL OPINION DELIVERED TO RECYCLING. Recycling shall have received from Kaufman & Canoles, P.C., legal counsel to Money Point and the Shareholders, the legal opinion required by Section 9.9.

    11.13 LEGAL OPINION DELIVERED TO MONEY POINT AND THE SHAREHOLDERS.
Money Point and the Shareholders shall have received from Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel to RII Sub and the Parent, the legal opinion required by Section 10.8.

    11.14 TITLES TO VEHICLES. Money Point shall deliver to RII Sub duly executed assignments of titles to all vehicles included in the Money Point Assets free and clear of any Security Interests, other than vehicles leased pursuant to Assumed Contracts.


                                      ARTICLE 12

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of three years after the Closing Date with the exception of the representations and warranties contained in Sections 4.5 and 5.9, which shall survive for a period of time which is equal to the statute of limitations period applicable to the respective Tax liability or liability under the Hart-Scott-Rodino Act or similar state law being asserted.

    12.2  INDEMNITY AGREEMENTS OF MONEY POINT AND THE SHAREHOLDERS.

         (a) Money Point and the Shareholders, jointly and severally, shall indemnify, defend, reimburse and hold harmless RII Sub and the Parent from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

              (1) any inaccuracy in, or breach of, any representation or warranty or nonfulfillment of any covenant on the part of Money Point or the Shareholders contained in this Agreement;

              (2) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Money Point or the Shareholders contained in any Transaction Document furnished to RII Sub or the Parent by Money Point or the Shareholders;

              (3) all federal, state, county, local, foreign and other taxes, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income required to be paid by Money Point or the Shareholders relating to the Business through the Closing Date which are not paid by either Money Point or the Shareholders and which RII Sub or the Parent pays;

              (4) any and all negligence claims relating to the Business or the Money Point Assets arising out of occurrences and events prior to the Closing Date;

              (5) the failure of Money Point or the Shareholders to comply with the bulk sales or bulk transfer laws of the Commonwealth of Virginia;

              (6) any liability of Money Point not expressly assumed by RII
Sub;

              (7) any infringement claim related to any patent, invention, trade secret, trademark, service mark, trade name or copyright where the infringement alleged is related to products designed by Money Point prior to the Closing Date unless subsequently modified by RII Sub in a manner which renders the product to be infringing;

              (8) any liabilities to employees of the Business that arise as a result of actions of Money Point prior to the Closing Date;

              (9) any liabilities which RII Sub or Parent or the insurer of the Parent's medical insurance plan incurs on or after the Closing as a result of Money Point's administration of Money Point's COBRA obligations prior to the Closing, as contemplated under Section 7.2;

              (10) any liabilities, including any costs, taxes or penalties incurred by Recycling as a result of RII Sub or Parent adopting and continuing Money Point's 401(k) Plan as provided in Section 14.6(a), to the full extent that such liabilities are attributable to the operation or documentation of Money Point's 401(k) Plan prior to RII Sub or Parent's adoption of such plan; and

              (11) reasonable fees and disbursements of counsel incident to any of the foregoing.

         Notwithstanding anything in this Section 12.2(a) to the contrary, no indemnification claim which could have been asserted by Recycling under Sections 12.2(a)(1) or 12.2(a)(2), but for materiality or Knowledge qualifiers may be asserted under Sections 12.2(a)(3) through 12.2(a)(8).

         (b) ENVIRONMENTAL INDEMNITY. Money Point and the Shareholders, jointly and severally, shall indemnify, defend, reimburse and hold harmless Recycling from and against any and all claims, demand, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses actually incurred by Recycling that are the result of (i) the violation by Money Point or the Shareholders of any Environmental Laws or any orders, requirements, or demands of any governmental authorities related thereto or (ii) any Environmental Liabilities arising under Environmental Laws, in each case related to events or circumstances of, involving, relating or affecting in any manner whatsoever Money Point, the Business, the Money Point Assets, the Shareholders or other parties from whom Money Point or the Shareholders assumed or are otherwise responsible for their liabilities (including The Union Corporation and Robert O. Copeland and others, if any, as disclosed in SCHEDULE 4.15) occurring on or before the Closing Date (collectively, "Environmental Claims"), subject to the following limitations and conditions:

              (1) REPRESENTATIONS AND WARRANTIES. For those Environmental Claims resulting from an inaccuracy in or breach by Money Point or the Shareholders of any representation or warranty contained in this Agreement, or from a breach by Money Point or the Shareholders of any covenant contained in this Agreement if such inaccuracy or breach relates to Environmental Laws or Environmental Liabilities, Money Point and the Shareholders shall indemnify Recycling for such Environmental Claims; PROVIDED, HOWEVER, that the indemnification obligations pursuant to this subsection shall terminate three years after the Closing Date except with respect to claims under this subsection
(1) which have been asserted, whether or not resolved.

              (2) DISCLOSED/ON-SITE. For those Environmental Claims identified in the Environmental Studies, or which have otherwise been disclosed to Recycling in writing in this Agreement or the Exhibits or Schedules hereto, and which involve matters or conditions at or about the Owned Facilities, the sole and exclusive remedy of Recycling shall be as provided in the Environmental Escrow Agreement; PROVIDED, HOWEVER, that Recycling's sole and exclusive remedy under this subsection (2) shall be the Stock Consideration; and, PROVIDED FURTHER, THAT the indemnification obligations pursuant to this subsection (2) shall terminate three years after the Closing Date except with respect to claims under this subsection which have been asserted, whether or not resolved.

              (3) DISCLOSED/OFF-SITE. For those Environmental Claims identified in the Environmental Studies or which are otherwise identified on
SCHEDULE 12.2(b)(3) have otherwise been disclosed in writing to Recycling in this Agreement or the Exhibits or Schedules thereto, and which involve matters or conditions off-site from the Owned Facilities, Money Point and the Shareholders shall indemnify Recycling for such Environmental Claims.

              (4) UNKNOWN/ON-SITE. For those Environmental Claims involving matters or conditions on or about the Owned Facilities of which Money Point and the Shareholders had no Knowledge on the Closing Date, Money Point and the Shareholders shall indemnify Recycling for 50% of such Environmental Claims; PROVIDED, HOWEVER, that

Recycling's sole and exclusive remedy under this subsection (4) shall be the Stock Consideration; and, PROVIDED FURTHER, THAT the indemnification obligations pursuant to this subsection (4) shall terminate three years after the Closing Date except with respect to claims under this subsection which have been asserted, whether or not resolved.

              (5) UNKNOWN/OFF-SITE. For those Environmental Claims involving matters or conditions off-site from the Owned Facilities of which Money Point and the Shareholders had no Knowledge on the Closing Date, Money Point and the Shareholders shall indemnify Recycling for such Environmental Claims; PROVIDED, HOWEVER, that Recycling's sole and exclusive remedy under this subsection (5) shall be the Stock Consideration; and, PROVIDED FURTHER, THAT the indemnification obligations pursuant to this subsection (5) shall terminate three years after the Closing Date except with respect to claims under this subsection which have been asserted, whether or not resolved.

    Recycling acknowledges and agrees that its sole and exclusive remedy with respect to the Environmental Claims shall be as set forth in this Section 12.2(b) and the terms and conditions of Section 12.2(a) shall not apply with respect to any Environmental Claim.

    12.3 INDEMNITY AGREEMENT OF RII SUB AND THE PARENT. RII Sub and the Parent shall jointly and severally indemnify, defend, reimburse and hold harmless Money Point and the Shareholders from and against:

         (a) any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses pertaining to the Money Point Assets and Business which arise from any event occurring on or after the Closing resulting from:

              (1) any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of RII Sub or the Parent contained in this Agreement;

              (2) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of RII Sub or the Parent contained in any Transaction Document furnished or to be furnished to Money Point by RII Sub or the Parent pursuant to this Agreement;

              (3) any Liability of Money Point arising out of the Assumed Contracts;

              (4) any Environmental Claim in excess of the amount or beyond the time limitations for which Recycling is entitled to indemnification pursuant to Sections 12.2(b)(2), 12.2(b)(4) and 12.2(b)(5), and any Environmental Claims which are the result of events, actions, occurrences or the operation of the Business after the Closing Date other than those Environmental Claims encompassed by Section 12.2(b)(3);

              (5) any infringement claim related to any patent, invention, trade secret, trademark, service mark, trade name or copyright where the infringement alleged is related to products designed by Recycling after the Closing Date;

              (6) any liabilities to employees of the Business that arise as a result of actions of RII Sub or the Parent after the Closing Date;

              (7) any and all Liabilities relating to the Business or the Money Point Assets arising out of occurrences and events after the Closing Date;

              (8) all federal, state, county, local, foreign and other taxes, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income required to be paid by RII Sub relating to the Business after the Closing Date which are not paid RII Sub or the Parent and which Money Point or the Shareholders pay;

              (9) any and all negligence claims relating to the Business or the Money Point Assets arising out of occurrences and events after the Closing Date; and

              (10) reasonable fees and disbursement of counsel incident to any of the foregoing.

         Notwithstanding anything in this Section 12.3 to the contrary, no indemnification claim which could have been asserted by Money Point or the Shareholders under Sections 12.3(a)(1) or 12.3(a)(2), but for materiality or Knowledge qualifiers may be asserted under Sections 12.3(a)(3) through 12.3(a)(9).

    12.4  INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS.

         (a) NOTICE OF CLAIM AND DEFENSE.

              (1) The party seeking indemnification under this Article 12 shall give the party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said party has knowledge which is covered by the indemnity agreements set forth in Section 12.2 or Section 12.3, and the party obligated to indemnify will undertake the defense thereof by representatives chosen by the party obligated to indemnify but reasonably acceptable to the party seeking indemnification.

         (b) If the party obligated to indemnify, within a reasonable period of time after notice of any such claim fails to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party obligated to indemnify, subject to the right of the party obligated to indemnify to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

              (1) PAYMENT OF SUMS DUE. After any final, non-appealable judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing (and the times when due) by the party seeking indemnification with respect to such claim and the party obligated to indemnify shall pay such sums to the party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due more than 90 days after the date of such notice, ten days prior to the date each such sums are due.

              (2) In no event will the party seeking indemnification consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the party obligated to indemnify, which consent shall not be unreasonably withheld or delayed.

    12.5 GOOD FAITH EFFORTS TO SETTLE DISPUTES. Each of the parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such parties shall disclose to the others all relevant information relating to such dispute.

    12.6  FEES AND EXPENSES.  Notwithstanding any other provision in this
Article 12, but subject to the limitations on indemnification obligations provided in Section 12.2(b) and Section 12.8, in the event of any dispute or controversy between any of the parties to this Agreement, the prevailing party in such dispute shall, in addition to any other remedies the prevailing party may obtain in such dispute, be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder, excluding any costs incurred under
Section 12.5.

    12.7 LITIGATION SUPPORT. If, and for so long as, any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (1) any transaction contemplated hereunder, or (2) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefor under this Article 12.

    12.8 INDEMNIFICATION OBLIGATIONS DEDUCTIBLE. With respect to indemnification claims other than for Environmental Claims, notwithstanding anything in this Article 12 to the contrary, Money Point shall not have the obligation to indemnify Recycling, and Recycling shall not have the obligation to indemnify Money Point: (i) until the indemnified party has suffered claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses in excess of a $75,000 aggregate deductible (after which point the indemnifying party will only have indemnification obligations in excess of such deductible).

    12.9 ADJUSTMENTS. The parties shall make appropriate adjustments for tax benefits and insurance coverage, to the extent actually received, in determining the extent to which a party is obligated to indemnify under this Article 12.

    12.10 EXCLUSIVE REMEDY. The parties acknowledge and agree that the foregoing indemnification provisions in this Article 12 shall be the exclusive remedy of the parties with respect to each other and the Transaction.


                                      ARTICLE 13

                               TERMINATION OF AGREEMENT

    13.1 TERMINATION. This Agreement may be terminated prior to or on the Closing Date as follows:

         (a) At the election of RII Sub or the Parent at any time prior to Closing if:

              (1) if any one or more of the material conditions precedent to the obligation of Recycling to close has not been fulfilled as of the Closing Date or such earlier date as provided in the applicable provision; or, if Money Point or the Shareholders has breached any material representation or warranty, or failed to perform any material covenant or agreement contained in this Agreement PROVIDED, HOWEVER, Money Point and the Shareholders shall have, at the election of Money Point and the Shareholders, at least 15 days' notice to cure any such breach and the Closing Date shall be extended by each day of such cure period.

         (b) At the election of Money Point or the Shareholders at any time prior to Closing if:

              (1) any one or more of the material conditions precedent to the obligation of Money Point and the Shareholders to close has not been fulfilled as of the Closing Date;

              (2) Money Point is unable to obtain any required consent to the assignment of any of the Assumed Contracts and such failure would constitute a breach of the Assumed Contract; or

              (3) RII Sub or the Parent has breached any material representation or warranty, or failed to perform any material covenant or agreement contained in this Agreement; provided, however, RII Sub and the Parent shall have at least 15 days' notice to cure any such breach, except that in no event shall Closing Date be extended by virtue thereof.

         (c) At the election of any party to this Agreement, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other Person directed against the completion of the Transaction and any of the parties, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

         (d) At any time on or prior to the Closing Date, by mutual written consent of the parties.

         (e) At any time after December 31, 1997, time being of the essence, unless extended pursuant to Section 3.6, at the election of Money Point or Recycling.

    13.2 SURVIVAL. If this Agreement is terminated pursuant to Section 13.1, this Agreement shall become void and of no further force and effect, and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable to the extent that failure to satisfy the conditions contained herein results from the intentional or willful violation of the representations, warranties, covenants or agreement of such party under this Agreement.


                                      ARTICLE 14

                            CERTAIN ADDITIONAL AGREEMENTS

    14.1  PUBLIC STATEMENTS; CONFIDENTIALITY OF INFORMATION.

         (a) No party will make any public disclosure (including, without limitation, disclosure to Money Point's employees or customers) of this Agreement, the Acquisition, the Purchase Price or the other terms and conditions of the Transaction without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, provided that the foregoing shall not preclude any party from making any disclosure which, in the opinion of its or his counsel, is required to be made under applicable federal and state securities laws. In no event shall any disclosure be made without giving the other party an opportunity to comment on the proposed disclosure.

         (b) Subject to the Parent's obligation as a public company to issue appropriate public announcements of material events, and subject to this Section
14.1 hereof, each party will maintain the confidentiality of all non-public information obtained from any other party.

         (c) Notwithstanding anything in this Agreement to the contrary, the Environmental Studies and Remediation Estimate described in this Agreement under
Section 8.1 above, shall remain confidential and Recycling shall not make any disclosures of these studies or estimates to any Person (other than its legal counsel, independent accountants and lenders) without the prior written approval of Money Point.

    14.2 REASSIGNMENT OF MONEY POINT RECEIVABLES. On the 65th day after the Closing Date, RII Sub shall have the right to reassign to Money Point any or all of the Money Point Receivables which have not been collected within 60 days of the Closing as provided in Section 4.10. Such reassignment shall only occur upon delivery of documentation reasonably acceptable to Money Point which transfers all right, title and interest in the Money Point Receivables to Money Point. RII Sub agrees not to compromise any Money Point Receivable and to use commercially reasonable efforts to collect the Money Point Receivables during the 60 day period, but shall not be required to engage a collection agent or commence arbitration or litigation to collect. Within 15 days after reassignment of any of Money Point Receivables under this provision, Money Point shall reimburse RII Sub dollar-for-dollar for the Money Point Receivables so reassigned with such payment being made in immediately available funds.

    14.3 EXPENSES; SALES TAX. Each party shall pay its own costs and expenses, including the fees and disbursements of its respective counsel, in connection with the negotiation, preparation and execution of this Agreement and completion of the Transaction whether or not the Transaction is completed. Money Point shall pay all sales or use taxes, payable under the laws of the Commonwealth of Virginia, as a result of the Transaction; PROVIDED, HOWEVER, that Recycling shall pay all sales, retitling or other taxes assessable by the Virginia Department of Motor Vehicles with respect to the Transaction.

    14.4 WAIVERS AND CONSENTS. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

    14.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when: (1) personally delivered; or (2) three business days after mailing, postage prepaid, by certified mail; or (3) when delivered (and receipted for) by an overnight delivery service; or (4) when delivered by facsimile transmission for which automatic confirmation has been received, addressed in each case as follows:

    IF TO RII SUB OR THE PARENT:

    Thomas J. Wiens, Chairman and CEO
    Recycling Industries, Inc.
    Recycling Industries of Virginia, Inc.
    384 Inverness Drive South, Suite  211
    Englewood, Colorado   80112
    telephone:  303-790-7372
    facsimile:  303-790-4252

    WITH A COPY TO:

    Gerald Raskin, Esq.
    Mary M. Maikoetter, Esq.
    Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
    1400 Glenarm Place, Suite 300
    Denver, Colorado 80202
    telephone:  303-571-1400
    facsimile:  303-595-3970

    IF TO MONEY POINT OR THE SHAREHOLDERS:

    George B. Ginsburg, President
    Money Point Diamond Corporation
    Money Point Land Holding Corporation
    4300 Buell Street
    Chesapeake, VA  23324
    telephone:  757-543-2066
    facsimile:  757-543-6632

    and

    Dorothy G. Jacobson, Trustee of
    the FJ and DGJ Trusts
    1741 Indian River Road
    Virginia Beach, VA  23456
    telephone:  757-721-5239
    facsimile:  c/o James G. Steiger, Esq., Kaufman & Canoles, P.C.
         757-624-3169

    WITH A COPY TO:

    James G. Steiger, Esq.
    Michael E. Barney, Esq.
    Kaufman & Canoles, P.C.
    P.O. Box 3037
    Norfolk, VA  23514
    telephone:  757-624-3234
    facsimile:  757-624-3169

Any party may change its address by giving notice to every other party.

    14.6 MONEY POINT 401(k) PLAN; MONEY POINT HEALTH INSURANCE COVERAGE. RII Sub or Parent hereby agrees and covenants as follows.

         (a) 401(k) PLAN. Subject to the indemnification provided in Section 12.2(a)(10), RII Sub or Parent shall assume sponsorship of Money Point's 401(k) Plan on the Closing Date and shall continue sponsorship of such plan, and to maintain the tax qualification of such plan, through the earlier of December 31, 1998 or the date on which RII Sub or Parent has in place a 401(k) plan in which the former Money Point employees hired by RII Sub following the Closing are eligible to participate. Neither RII Sub nor the Parent shall assume or otherwise be responsible for liabilities resulting from any actions, mistakes or claims of any nature related to Money Point's or its agent's establishment or maintenance of the Money Point 401(k) Plan prior to the Closing Date. Money Point will reimburse RII Sub or Parent the full amount of any "top-heavy minimum contribution" (as defined in IRC Section 416) that RII Sub or Parent is required to make to Money Point's 401(k) Plan for the 1997 Plan year, with reimbursement being made within ten business days after RII Sub or Parent provides Money Point with documentation of the amount it was required to pay as a "top-heavy minimum contribution," if any.

         (b) MONEY POINT MEDICAL INSURANCE PLAN. RII Sub shall continue Money Point's Medical Insurance Plan, with Blue Cross Blue Shield, through December 31, 1997, for the former Money Point employees hired by RII Sub after the Closing and RII shall pay the premiums for such continuing coverage to the same extent Money Point paid such premiums prior to the Closing. Commencing at 12:01 a.m. on January 1, 1998, the former

Money Point employees hired by RII Sub shall have continuing and uninterrupted medical insurance coverage provided by the Parent's medical insurance carrier without regard to any eligibility, waiting periods or any other requirements and without any exclusion or limitation for preexisting conditions.

    14.7 CONVERSION OF THE SERIES E PREFERRED STOCK AND ARRANGED SALE. At least 30 days prior to the third year anniversary of the Closing Date, Money Point and the Shareholders shall notify the Parent if they elect to retain the shares of Parent Common Stock issuable upon automatic conversion of the Series E Preferred Stock (the "Conversion Shares"). If Money Point and the Shareholders elect to receive the Conversion Shares, upon delivery of the Conversion Shares to them, the Parent will have no further obligation to Money Point or the Shareholders with respect to the Conversion Shares other than piggy back registration rights as provided for in the Subscription Agreement, which may continue if the Conversion Shares are not eligible for resale under Rule 144(k) of the rules and regulations under the 1933 Act.

          If no such notice is given to the Parent in accordance with Section 14.5, the Parent shall use its best efforts to assist Money Point and the Shareholders in selling the Conversion Shares within 30 days after the date of conversion. If the assisted sale is completed within 30 days of the date of conversion, the Parent will not be required to pay any interest. If the assisted sale is not accomplished within 30 days after the date of conversion, the Parent shall pay Money Point and the Shareholders interest from the date of conversion, at the prime lending rate of its principal lender, payable monthly within five days after the end of each month, with the first interest payment being due within thirty five days after the date of conversion. Further, if the arranged sale has not been accomplished by the 90th day after the date of conversion, the interest rate shall be increased to one percent above the prime lending rate of the Parent's primary lender commencing on the 91st day and continuing at that rate until the assisted sale is accomplished. If the assisted sale of the Conversion Shares does not yield proceeds of $3,000,000 (after adjustment for any Series E Preferred Shares disposed of under the Environmental Escrow Agreement), the Parent shall pay to Money Point and the Shareholders, as applicable, the shortage within ten business days after receipt by the Parent of the notice of shortage. If the shortage is not paid within ten business days after receipt by the Parent of the notice of shortage, the amount of the shortage shall accrue interest at one percent above the prime lending rate of the Parent's primary lender commencing on the 11th business day and continuing at that rate until the shortage and all interest thereon is paid.

    14.8 COVENANT TO PAY ALL UNASSUMED DEBTS. To the extent Money Point owes debts to any third parties after the Closing other than the Assumed Liabilities, which could affect the Money Point Assets, Money Point and the Shareholders hereby covenant to pay such debts timely as they become due.

    14.9 FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties hereto will cooperate with each other and will use their best efforts without undue cost to obtain all necessary waivers and consents from third parties and to implement the transactions contemplated under this Agreement and the other Transaction Documents. Money Point and the Shareholders, at any time and from time to time on and after the Closing, upon request by RII Sub or the Parent and without further consideration, shall take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such transfers, conveyances and assurances as may be reasonably requested by RII Sub or the Parent for the better conveying, transferring, assigning, delivering, assuring and confirming the Money Point Assets to RII Sub.

    14.10 RETENTION OF/ACCESS TO BUSINESS RECORDS.   For at least six years
following the Closing Date, Money Point shall retain all business records, including tax records, related to the Money Point Assets or the Business which are not delivered to RII Sub. During this period, from time to time on and after the Closing, upon reasonable prior written request by RII Sub or the Parent and without further consideration, Money Point shall provide RII Sub or the Parent access to or copies of said business records. Likewise, for at least six years following the Closing Date, RII Sub shall retain all business records related to the Money Point Assets or the Business and, during this period, from time to time on and after the Closing, upon reasonable prior written request by Money Point or the Shareholders and without further consideration, RII Sub shall provide Money Point or the Shareholders access to or copies of said business records.

    14.11 AUDIT BY RII SUB AND PARENT. For a period of five years after the Closing, Money Point and the Shareholders shall give Parent and RII Sub's independent certified public accountants full access to the financial books and records and shall fully cooperate with such accountants in conducting and completing any audits necessary to enable the Parent to meet the disclosure and financial reporting requirements of the 1934 Act and the rules and regulations promulgated thereunder.

    14.12 ENTIRE AGREEMENT. This Agreement, including all Schedules and Exhibits hereto, and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto or as otherwise provided in this Agreement. Any and all previous agreements, representations and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules and Exhibits to this Agreement are incorporated herein by this reference and expressly made a part hereof.

    14.13 CONSTRUCTION. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation. Where appropriate to avoid any ambiguity and to encompass the broadest meaning, the word "and" shall mean "and/or," and the word "or" shall mean "and/or." The parties intend that the each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

    14.14 RIGHTS OF THIRD PARTIES. All conditions of the obligations of the parties hereto, and all undertakings herein, except as otherwise provided by a written consent, are solely and exclusively for the benefit of the parties hereto and their successors and assigns, and no other Person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms or be entitled to assume that any party hereto will refuse to complete the Transaction contemplated hereby in the absence of strict compliance with any or all thereof, and no other Person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

    14.15 HEADINGS. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14.16 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the Commonwealth of Virginia, without regard to principles of conflicts or choice of law, except that Colorado law shall govern the terms of the Stock Consideration.

    14.17 SUBMISSION TO JURISDICTION; WAIVERS. The parties each hereby irrevocably and unconditionally: (1) agree that any action or proceeding related to this Agreement shall be brought in, and hereby submits itself and its property to the jurisdiction of, the courts of the Commonwealth of Virginia located in Norfolk, Virginia, the courts of the United States of America for the Eastern District of Virginia, Norfolk Division, and the appellate courts from any thereof; (2) consent to the venue of any such action or proceeding in any of said courts and waives any objection that it may have, now or hereafter, that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party against whom the action or proceeding is brought at its address set forth in Section 14.5.

    14.18 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, by assignment to the Lender, or with the consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    14.19 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.
Such facsimile copies shall constitute enforceable original documents.

    14.20 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

    14.21 CORPORATE AUTHORITY. The undersigned have executed this Agreement with all requisite corporate authority.




                 [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused their names to be hereunto subscribed, all as of the day and year first above written.

                                  "RII SUB"
                                  RECYCLING INDUSTRIES OF CHESAPEAKE, INC.


Dated:  December 4, 1997          By   /S/ LUKE F. BOTICA
                                    --------------------------------------
                                  Luke F. Botica, Vice Chairman

                                  "PARENT"
                                  RECYCLING INDUSTRIES, INC.


Dated:  December 4, 1997          By   /S/ LUKE F. BOTICA
                                    --------------------------------------
                                  Luke F. Botica, Vice Chairman

                                  "MP HOLDING"
                                  MONEY POINT LAND HOLDING CORPORATION

Dated:  December 4, 1997          By   /S/ GEORGE B.  GINSBURG
                                    --------------------------------------
                                  George B. Ginsburg, President

                                  "MP DIAMOND"
                                  MONEY POINT DIAMOND CORPORATION

Dated:  December 4, 1997          By /S/ GEORGE B.  GINSBURG
                                    --------------------------------------
                                  George B. Ginsburg, President

                                  "GINSBURG"

Dated:  December 4, 1997           /S/ GEORGE B.  GINSBURG
                                  ----------------------------------------
                                  George B. Ginsburg

                                  "FJ TRUST"

Dated:  December 4, 1997          By   /S/ DOROTHY G.  JACOBSON
                                    --------------------------------------
                                  Dorothy G. Jacobson, Trustee of the
                                  Fred Jacobson Revocable Trust

                                  "DGJ TRUST"

Dated:  December 4, 1997          By   /S/ DOROTHY G.  JACOBSON
                                    --------------------------------------
                                  Dorothy G. Jacobson, Trustee of the
                                  Dorothy G. Jacobson Revocable Trust

                                   LIST OF EXHIBITS

Exhibit A              Certificate of Designations, Rights and Preferences of
                       the Series E Redeemable Convertible Preferred Stock of
                       Recycling Industries, Inc.

Exhibit B              Form of Subscription Agreement

Exhibit C              Environmental Escrow Agreement

Exhibit D              Legal Opinion from Counsel to Money Point and the
                       Shareholders

Exhibit E              Employment Agreements

Exhibit F              Non-Competition Agreements

Exhibit G              Legal Opinion from Counsel for RII Sub and Parent

                                  LIST OF SCHEDULES


SCHEDULE 1.2           Material Assumed Contracts
SCHEDULE 2.1(a)        Owned Facilities - Legal Description
SCHEDULE 2.1(b)        Equipment
SCHEDULE 2.1(f)        Office Assets
SCHEDULE 2.1(h)        Software for Computers and Scales
SCHEDULE 2.2           Excluded Assets under Subsections (b), (f) and (j)
SCHEDULE 3.1(a)(3)     Payment and Release of Indebtedness
SCHEDULE 3.2           Accounts Receivable and Inventory Valuations
SCHEDULE 3.4           Bid Deposits
SCHEDULE 3.5           Allocation of Purchase Price
SCHEDULE 4.1(b) Jurisdictions in which MP Holding and MP Diamond are qualified to transact business
SCHEDULE 4.2           Property Title Exceptions
SCHEDULE 4.3(c)        Consents and Approvals
SCHEDULE 4.4           Money Point Financial Statements
SCHEDULE 4.5(d)        Money Point State and Federal Income Tax Returns
SCHEDULE 4.6           Compliance with Laws
SCHEDULE 4.7           Permits
SCHEDULE 4.8           Litigation
SCHEDULE 4.9(a)        Contracts and Other Agreements
SCHEDULE 4.11          Damage to Tangible Property
SCHEDULE 4.14(b)       Leases, Etc. of Owned Facilities
SCHEDULE 4.15          Liabilities
SCHEDULE 4.16          Suppliers and Customers
SCHEDULE 4.17          Employee Benefit Plans
SCHEDULE 4.20          Insurance Policies
SCHEDULE 4.21          Certain Relationships
SCHEDULE 4.24          Employee Information
SCHEDULE 4.25          Environmental Matters
SCHEDULE 8.1           Environmental Studies
SCHEDULE 12.2(b)(3)    Disclosed/Off-Site Environmental Claims

                                         -51-